UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Mattel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

and

PROXY STATEMENT

Annual Meeting of Stockholders

The Sheraton Gateway Hotel Los Angeles Airport

6101 West Century Boulevard

Los Angeles, California 90045

May 18, 2007

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS

The 2007 Annual Meeting of Stockholders of Mattel, Inc., will be held on Friday, May 18, 2007, at 9:00 a.m. (Los Angeles time), at the Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, CA 90045. We will consider and act on the following items of business at the Annual Meeting:

1.	Election of eleven directors.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2007.

3.	Board adoption of director election majority vote standard and stockholder approval of amendment to Certificate of Incorporation eliminating cumulative voting.

4.	Approval of the Mattel Incentive Plan and the material terms of its performance goals.

5.	A stockholder proposal regarding compensation of the top five members of management.

6.	A stockholder proposal to separate the roles of CEO and Chairman.

7.	A stockholder proposal regarding certain reports by the Board of Directors.

8.	A stockholder proposal regarding pay-for-superior-performance.

9.	Such other business as may properly come before the Annual Meeting.

The Proxy Statement accompanying this Notice describes each of the items of business in more detail. The Board of Directors recommends a vote FOR each of the eleven nominees for director named in the Proxy Statement, a vote FOR the proposals described above in items 2 through 4 and a vote AGAINST the proposals described above in items 5 through 8.

If you were a holder of record of Mattel common stock at the close of business on March 30, 2007, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination at Mattel’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012, for any purpose germane to the Annual Meeting, by any stockholder during normal business hours for ten days prior to the Annual Meeting.

The Sheraton Gateway Hotel Los Angeles Airport is accessible to those who require special assistance. If you require special assistance, please call the hotel at 310-642-1111.

By Order of the Board of Directors

Robert Normile Secretary

El Segundo, California

April [    ], 2007

All stockholders are cordially invited to attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, please check the appropriate box on the proxy card and bring with you the items that are required pursuant to Mattel’s Admission Policy for the 2007 Annual Meeting. A description of the Admission Policy can be found in the Proxy Statement under the heading “General Information—Admission Policy for Annual Meeting.” The Admission Policy is also printed on the Admission Policy card, which is enclosed with the Proxy Statement.

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible in order that your stock will be represented at the Annual Meeting. You may vote in person or by proxy at the Annual Meeting or you may submit a proxy by mail, by telephone or via the Internet. If you wish to vote by mail, please complete, date, sign and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible. If you wish to vote by telephone or via the Internet, please follow the instructions on the proxy card or voting information form with regard to telephone or Internet voting.

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 18, 2007

General Information	2
Principal Stockholders	7
Security Ownership of Management	8
Proposals	10
Proposal 1—Election of Directors	10
The Board of Directors and Corporate Governance	13
Report of the Audit Committee	22
Compensation Disclosure	25
Report of the Compensation Committee
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at 2006 Year-End
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Potential Payments Upon Termination or Change of Control
Director Compensation
Equity Compensation Plan Information
Certain Transactions	26
Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm	27
Proposal 3—Board Adoption of Director Election Majority Vote Standard and Stockholder Approval of Amendment to Certificate of Incorporation Eliminating Cumulative Voting	29
Proposal 4—Approval of Mattel Incentive Plan and the Material Terms of Its Performance Goals	32
Proposal 5—Stockholder Proposal Regarding Compensation of the Top Five Members of Management	36
Proposal 6—Stockholder Proposal to Separate the Roles of CEO and Chairman	38
Proposal 7—Stockholder Proposal Regarding Certain Reports by the Board of Directors	41
Proposal 8—Stockholder Proposal Regarding Pay-for-Superior Performance	44
Deadline for Future Proposals of Stockholders	48
Section 16(a) Beneficial Ownership Reporting Compliance	48
Other Matters That May Come Before the Annual Meeting	49
Solicitation of Proxies	49
Appendix A—Excerpt from Corporate Governance Guidelines Regarding Director Independence	A-1
Appendix B—Director Nominations Policy	B-1
Appendix C—Golden Parachute Policy	C-1
Appendix D—Related Party Transactions Policy	D-1
Appendix E—Mattel Incentive Plan	E-1

GENERAL INFORMATION

Mattel’s 2007 Annual Meeting of Stockholders will be held on May 18, 2007, at 9:00 a.m. (Los Angeles time), at the Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045.

The Board of Directors of Mattel is soliciting proxies to be used at the Annual Meeting. This Proxy Statement and the form of proxy will be mailed or delivered to stockholders beginning on or about April [    ], 2007.

Who is entitled to vote

The Board of Directors has fixed March 30, 2007 as the record date for the Annual Meeting. If you were a stockholder at the close of business on the record date, then you are entitled to receive notice of and to vote at the Annual Meeting.

As of the close of business on the record date, there were [            ] outstanding shares of Mattel common stock held by approximately [            ] holders of record. At the Annual Meeting, each share of common stock will be entitled to one vote.

How to vote

You may vote by submitting your proxy through the mail, or by telephone or Internet.

•	Voting by mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the enclosed postage-prepaid envelope. If the envelope is missing, please mail your completed proxy card to the following address: Proxy Services, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, RI 02940.

•	Internet and telephone voting

As an alternative to using your paper proxy card to vote, you may vote by telephone or over the Internet.

To vote by telephone, call the toll-free number on your proxy card.

To vote by Internet, go to the Web address stated on the proxy card.

If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to vote by following the instructions on the voting information form that you receive from your bank, broker or other nominee.

Quorum; how votes are counted

In order for there to be a vote on any matter at the Annual Meeting, there must be a quorum. In order to have a quorum, the holders of a majority of the voting power of the shares of the stock entitled to vote at the Annual Meeting must be present in person or by properly executed proxy. In determining whether we have a quorum at the Annual Meeting, we will count shares that are voted as well as abstentions and broker “non-votes.” However, on each proposal other than Proposal 3, shares that abstain from voting on a proposal and broker non-votes will not be counted as either “for” or “against” votes on that proposal, and thus will not have any effect as to whether the proposal is approved. By contrast, abstentions and broker non-votes will count as votes “against” Proposal 3.

How the election of directors works; cumulative voting

In the election of directors, stockholders are entitled to elect eleven directors, with the eleven candidates who receive the highest number of “for” votes being elected. This is sometimes referred to as “plurality” voting.

In electing directors, you have the right to cumulate your votes and give one candidate the number of votes equal to the number of directors to be elected (eleven) multiplied by the number of votes you are entitled cast or to distribute your votes among as many candidates as you see fit. You may cumulate your votes by giving instructions on the enclosed form of proxy as to how the votes are to be cumulated or by voting in person at the Annual Meeting. When you sign your proxy card, you are giving the persons named in the proxy card discretion to vote in favor of any nominees for the Board of Directors and to cumulate votes, unless you give any specific voting instructions to the contrary. You may specifically withhold authority to vote for one or more director nominees, in which case the proxy may be voted only for the other nominees. You may also give instructions on how votes are to be cumulated, which must then be followed. If you hold your shares through a broker and you wish to cumulate your votes or give other specific voting instructions, please follow the directions that your broker sends you or consult with your broker as to how to do so.

As discussed in Proposal 3, the Board of Directors is proposing to eliminate cumulative voting, and, if cumulative voting is eliminated, the Board intends to amend the Bylaws to adopt a majority vote standard. The goal of these changes is that voting for directors will reflect the will of the majority of stockholders. If Proposal 3 is approved, this change will be effective for future annual meetings, but not for the 2007 Annual Meeting.

How your proxy will be voted

If you sign and return your proxy card without instructions as to how it is to be voted, the proxy holders identified on the proxy card will vote your shares as follows:

•	“for” the election as directors of the nominees named in this Proxy Statement, and the proxy holder will have discretion to cumulate votes;

•	“for” proposals 2 through 4; and

•	“against” proposals 5 through 8.

If you indicate voting instructions on your proxy card, the proxy holders will follow your instructions in casting votes.

The Board of Directors does not know of any matters that will come before the Annual Meeting other than those described in the notice of the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purposes of soliciting additional proxies for or against a given proposal.

How to change your vote or revoke your proxy

You may revoke your proxy at any time before it is voted. You may revoke your proxy by:

•	delivering to the Secretary of Mattel, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	signing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the Annual Meeting;

•

if you voted by telephone or on the Internet, calling the telephone voting number again or visiting the Internet voting site and changing your voting instructions, up to 11:00 p.m. (Los Angeles time) on May 17, 2007 (the day before the Annual Meeting); or

•	attending the Annual Meeting and voting in person.

If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. You may also hand deliver a written notice of revocation or a later proxy to Mattel at the Annual Meeting, at or before the taking of the vote.

If you hold your shares through a broker and have instructed the broker as to how to vote your shares, you must follow directions received from the broker in order to change your vote or to vote at the Annual Meeting.

Broker voting and broker non-votes

Mattel’s common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MAT.” The NYSE has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Mattel expects that the NYSE will evaluate the proposals to be voted on at the Annual Meeting to determine whether each proposal is a discretionary or non-discretionary matter. A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters is referred to as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the presence of a quorum, but will not be counted in determining the number of votes cast as to non-discretionary matters. Thus, on each proposal regarding a non-discretionary matter (other than Proposal 3), broker non-votes will not have any effect as to whether a proposal regarding a non-discretionary matter is approved. Because approval of Proposal 3 requires the majority in voting power of the outstanding shares of common stock, broker non-votes will count as votes “against” Proposal 3.

Admission policy for annual meeting

Mattel restricts admission to the Annual Meeting to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on the record date, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 30, 2007. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 30, 2007, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 30, 2007, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 30, 2007.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 30, 2007, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you owned shares of Mattel common stock as of the close of business on March 30, 2007.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 30, 2007, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 30, 2007.

If you acquired your shares of Mattel common stock at any time after the close of the business on March 30, 2007, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after March 30, 2007, or (2) a brokerage account statement as of a date after March 30, 2007 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 30, 2007.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 30, 2007, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 30, 2007, and

•	Valid personal photo identification (such as a driver’s license or passport), and

•

If the stockholder whose proxy you hold was not a record holder of Mattel common stock as of the close of business on March 30, 2007, proof of the stockholder’s ownership of shares of Mattel common stock as of the close of business on March 30, 2007, in the form of (1) an original or a copy of the voting information form from the stockholder’s bank or broker with the stockholder’s name on it, or (2) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock as of the close of business on March 30, 2007.

You may not use cameras, recording equipment or other electronic devices during the Annual Meeting. Shares may be voted at the Annual Meeting only by (a) the record holder as of the close of business on March 30, 2007 or (b) a person holding a valid proxy executed by such record holder.

Single Set of Disclosure Materials; “Householding”

To reduce the expense of delivering duplicate disclosure materials to our stockholders, we are taking advantage of “householding” rules that permit us to deliver a single copy of our annual report, proxy statement and any information statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each record stockholder will continue to receive a separate notice of meeting and proxy card or voting instruction card. Also, householding will not in any way affect dividend check mailings.

How to Obtain a Separate Set of Materials

If you share an address with another Mattel stockholder and your household received only one set of Mattel’s annual report and proxy statement, you may call Mattel’s transfer agent, Computershare Trust Company, N.A. at 1-888-909-9922, to request a separate copy of these materials at no cost to you. You may also write to Computershare Trust Company, N.A. at P.O. Box 43010, Providence, RI 02940.

How to Change Your “Householding” Status for the Future

If you would like to receive your own additional set of Mattel’s disclosure documents in the future, please follow the instructions given below. Similarly, if you share an address with another Mattel stockholder and together both of you would like to receive only a single set of Mattel’s disclosure documents, please follow these instructions:

•

If you are the record holder of your shares of Mattel stock, please contact Mattel’s transfer agent, Computershare Trust Company, N.A., and inform them of your request. You may either call Computershare at 1-888-909-9922 or write to Computershare at P.O. Box 43010, Providence, RI 02940.

•

If a broker, bank or other nominee is the record holder of your shares of Mattel stock, please call the toll free telephone number that appears on your voting instruction form, or contact your broker, bank or other nominee.

PRINCIPAL STOCKHOLDERS

As of March [31], 2007, the only persons known by Mattel to own beneficially, or to be deemed to own beneficially, 5% or more of Mattel’s common stock were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Owned
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, California 94105	24,665,741	(1)	6.47	%(1)

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	19,400,597	(2)	5.00	%(2)

(1)	As reported in a Schedule 13G dated as of January 31, 2007 and filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2007 by Barclays Global Investors, N.A. and a group of affiliated entities identified in the Schedule 13G (collectively, the “Barclays Group”). The Schedule 13G states that the Barclays Group beneficially owns an aggregate of more than 5% of Mattel’s common stock, and that they have sole power to vote or direct the voting of 21,389,752 of such shares, shared power to vote or direct the voting of none of such shares and the sole power to dispose or direct the disposition of all of such shares.

(2)	These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March [31], 2007, by (1) each director and nominee for director, (2) the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of Mattel as of December 31, 2006 and (3) all current directors and executive officers of Mattel as a group.

Name of Beneficial Owner	Position with Mattel	Amount and Nature of Beneficial Ownership(1)
Eugene P. Beard	Director	149,118	(2)
Thomas A. Debrowski	Executive Vice President, Worldwide Operations	385,000	(2)
Michael J. Dolan	Director	35,039	(2)
Robert A. Eckert	Chairman of the Board and Chief Executive Officer	4,280,000	(2)(3)
Kevin M. Farr	Chief Financial Officer	775,510	(2)(4)
Dr. Frances D. Fergusson	Director	7,500	(2)
Neil B. Friedman	President, Mattel Brands	1,117,155	(2)(4)
Tully M. Friedman	Director	180,039	(2)(5)
Dominic Ng	Director	10,480	(2)(6)
Dr. Andrea L. Rich	Director	65,039	(2)
Ronald L. Sargent	Director	40,812	(2)
Dean A. Scarborough	Nominee for Director	0
Christopher A. Sinclair	Director	69,839	(2)
Bryan G. Stockton	Executive Vice President, International	528,212	(2)
G. Craig Sullivan	Director	74,639	(2)(7)
John L. Vogelstein	Director	451,790	(2)(8)
Kathy Brittain White	Director	56,039	(2)
All current Directors and Executive Officers, as a group (21 persons)		9,613,991	(9)

(1)	No director or executive officer named above owns or controls or may be deemed to beneficially own or control 1.0% or more of any class of capital stock of Mattel. Except as otherwise noted, the directors and officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Includes shares of common stock that the following directors and executive officers have the right to acquire by exercise of options within 60 days following March 31, 2007: Mr. Beard, 70,000; Mr. Debrowski, 385,000; Mr. Dolan, 29,980; Mr. Eckert, 4,275,000; Mr. Farr, 760,000; Dr. Fergusson, 7,500; Mr. Neil Friedman, 1,117,113; Mr. Tully Friedman, 78,980; Mr. Ng, 9,480; Dr. Rich, 53,980; Mr. Sargent, 29,980; Mr. Sinclair, 63,980; Mr. Stockton, 528,212; Mr. Sullivan, 58,980; Mr. Vogelstein, 85,000; and Ms. White, 53,980. Also includes shares of stock that the following directors will obtain from vesting of restricted stock units within 60 days following March 31, 2007: Mr. Beard, 3,118; Mr. Dolan, 1,059; Mr. Tully Friedman, 1,059; Dr. Rich, 1,059; Mr. Sargent, 1,059; Mr. Sinclair, 1,059; Mr. Sullivan, 1,059; Mr. Vogelstein, 3,118; and Ms. White, 1,059.

(3)	5,000 of these shares are held in the Eckert Family Trust dated January 31, 2002, Robert A. Eckert and Kathleen M. Eckert, trustees. In addition to the amount shown above in the table, Mr. Eckert holds 514,101 vested deferrable restricted stock units.

(4)	Includes shares of common stock that the following executive officers hold through the Mattel stock fund of the Mattel, Inc. Personal Investment Plan (the “PIP”), a 401(k) plan: Mr. Farr, [10,510]; and Mr. Neil Friedman, [3,155]. Data concerning share ownership in the Mattel stock fund of the PIP was furnished by Mattel’s third party 401(k) plan administrator as of March [ ], 2007.

(5)	100,000 of these shares are held in the Tully M. Friedman Revocable Trust UAD 1/3/80.

(6)	1,000 of these shares are held jointly by Mr. Ng and his spouse.

(7)	10,000 of these shares are held by Mr. Sullivan as trustee or successor trustee of the G. Craig Sullivan Living Trust dated September 3, 1991. 4,600 of these shares are held by Mr. Sullivan’s spouse as trustee of the Maureen O’Brien Sullivan Living Trust dated May 14, 1993.

(8)	363,672 of these shares are held in the John L. Vogelstein REV TRUST 2/8/1996.

(9)	The amount stated represents approximately [ ]% of the outstanding shares of common stock. The amount stated also includes an aggregate of 8,965,340 shares of common stock that may be acquired upon the exercise of options within 60 days following March 31, 2007, which represents approximately [ ] % of the outstanding shares of common stock; and an aggregate of 13,649 restricted stock units that will vest and be settled in common stock within 60 days following March 31, 2007.

PROPOSALS

We have included eight proposals in this Proxy Statement. The first four proposals are proposals supported by the Board of Directors. The Board of Directors considered all of the proposals on January 26, 2007 and March 27, 2007, and the Board of Directors’ recommendation on each proposal appears after the proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of twelve members.

The Board of Directors has nominated eleven nominees for election at the Annual Meeting, to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. All of the nominees are currently directors except for Mr. Scarborough. The Board of Directors Amended and Restated Guidelines on Corporate Governance provide that, after attaining the age of 72, a director will not stand for re-election to the Board at subsequent meetings of the stockholders. Mr. Beard, who has served as a director since 2000, and Mr. Vogelstein, who has served as a director since 1983, are each over the age of 72, and accordingly they will not stand for re-election to the Board of Directors and will not be candidates for election for the coming term. As a result, the Board of Directors has reduced the size of the Board to eleven members effective as of the election of directors at the Annual Meeting.

If you sign and return your proxy card, unless you give instructions to the contrary, the proxy holders will cast your votes “for” the election of the nominees listed below. Also, unless you give instructions to the contrary, the proxy holders have the right to cumulate votes for directors as they see fit. If, before the Annual Meeting, any nominee becomes unavailable to serve, the Board of Directors may identify a substitute for such nominee and treat votes “for” the unavailable nominee as votes “for” the substitute. We presently believe that each of the nominees named below will be available to serve.

As discussed above in “General Information—How voting for directors works; cumulative voting,” the eleven candidates who receive the highest number of “for” votes will be elected.

Mr. Eckert’s employment agreement with Mattel provides that Mr. Eckert shall have the position and title of Chairman of the Board, and Mattel’s Bylaws provide that the Chairman of the Board shall be a director of Mattel. Otherwise, no nominee has any arrangement or understanding with Mattel or, to Mattel’s knowledge, any other person or persons, pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of Mattel.

Information Concerning Nominees to the Board of Directors

The nominees for election as directors are listed below. All of the nominees are currently directors except for Mr. Scarborough. Each nominee has furnished the information as to his or her beneficial ownership of common stock as of March [    ], 2007 and the nominee’s principal occupation(s). Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

Name	Principal Occupation or Position	Age	Director Since
Michael J. Dolan	Senior Advisor, Viacom, Inc. and Chairman, America’s Choice, Inc.	60	2004
Robert A. Eckert	Chairman of the Board and Chief Executive Officer of Mattel (also a director of McDonald’s Corporation)	52	2000
Dr. Frances D. Fergusson	President Emeritus, Vassar College (also a director of HSBC Bank USA, N.A. and Wyeth Pharmaceuticals)	62	2006
Tully M. Friedman	Chairman and Chief Executive Officer, Friedman Fleischer & Lowe, LLC, a private investment firm (also a director of The Clorox Company, Capital Source Holdings LLC and Kool Smiles Holding Corp.)	65	1984
Dominic Ng	Chairman, Chief Executive Officer and President, East West Bancorp, Inc. and East West Bank (also a director of the Federal Reserve Bank of San Francisco, Los Angeles Branch)	48	2006
Dr. Andrea L. Rich	Former President, Chief Executive Officer and Director, Los Angeles County Museum of Art (also a founding director of the Private Bank of California and a director of Douglas Emmett Real Estate Investment Trust)	63	1998
Ronald L. Sargent	Chairman and Chief Executive Officer, Staples, Inc. (also a director of Staples, Inc and The Kroger Co.)	51	2004
Dean A. Scarborough	President and Chief Executive Officer, Avery Dennison Corporation (also a director of Avery Dennison Corporation)	51	N/A
Christopher A. Sinclair	Chairman, Scandent Holdings, Mauritius (also a director of Footlocker Inc., and Cambridge Solutions Corporation Ltd.)	56	1996
G. Craig Sullivan	Former Chairman and Chief Executive Officer, The Clorox Company (also a director of Kimberly-Clark Corporation and The Goodyear Tire & Rubber Company)	67	2001
Kathy Brittain White	Founder, Horizon Institute of Technology; President and Founder, Rural Sourcing, Inc. (also a director of Novell, Inc.)	57	2001

Except as described below, each of the directors has served in the principal occupation or position indicated in the above table for at least the past five years.

Mr. Dolan has served as Chairman of America’s Choice, Inc. since October 2004. He served as Executive Vice President and Chief Financial Officer of Viacom Inc. from May 2004 to December 2006. Prior to that, he served as Senior Advisor to Kohlberg Kravis Roberts & Co. from October 2004 to May 2005. Prior to that, he served in the following positions with Young & Rubicam, Inc.: Chairman and Chief Executive Officer (2001 to 2003), Vice Chairman and Chief Operating Officer (2000 to 2001) and Vice Chairman and Chief Financial Officer (1996 to 2000).

Mr. Eckert has been Chairman of the Board of Directors and Chief Executive Officer since May 2000. He was formerly President and Chief Executive Officer of Kraft Foods, Inc., the largest packaged food company in North America, from October 1997 until May 2000. From 1995 to 1997, Mr. Eckert was Group Vice President of Kraft Foods, Inc. From 1993 to 1995, Mr. Eckert was President of the Oscar Mayer foods division of Kraft Foods, Inc. Mr. Eckert worked for Kraft Foods, Inc. for 23 years prior to joining Mattel.

Dr. Fergusson served as President of Vassar College from 1986 to June 2006. Prior to that, she served as Provost and Vice President for Academic Affairs at Bucknell University from 1982 to 1986. Prior to that, she held the following positions with the University of Massachusetts at Boston: Assistant Chancellor (1980 to 1982) and Associate Professor of Art (1975 to 1980).

Mr. Friedman has served as Chairman and Chief Executive Officer of Friedman Fleischer & Lowe, LLC since April 1997. Prior to that, he was a founding partner of Hellman & Friedman, a private investment firm, for more than five years.

Mr. Ng has served as Chairman, Chief Executive Officer and President of East West Bancorp, Inc. and East West Bank since 1992. Prior to that, Mr. Ng was President of Seyen Investment, Inc. from 1990 to 1992, and prior to that Mr. Ng served for over a decade as a Certified Public Accountant with Deloitte & Touche LLP.

Dr. Rich served as President, Chief Executive Officer and Director of the Los Angeles County Museum of Art (“LACMA”) from 1999 to 2005, and as President and Chief Executive Officer of LACMA from 1995 to 1999. Prior to that, she served as Executive Vice-Chancellor and Chief Operating Officer of the University of California, Los Angeles, from 1991 to 1995.

Mr. Sargent has served as Chairman of Staples, Inc. since March 2005 and as Chief Executive Officer of Staples, Inc. since 2002. He additionally served as President of Staples, Inc. from 1998 to 2005.

Mr. Scarborough has served as President and Chief Executive Officer of Avery Dennison Corporation since May 2005. From 2000 to May 2005, he was President and Chief Operating Officer of Avery Dennison Corporation.

Mr. Sinclair has served as Chairman of Scandent Holdings, a Mauritius-based information technology services company, since May 2002 and has served as Executive Chairman of Cambridge Solutions Corporation Ltd. since November 2005. He also served as a Managing Director of Manticore Partners, LLC, a venture capital advisory firm, from 2001 to 2004. Prior to that, he served as an Operating Partner of Pegasus Capital Advisors, LP, a private equity firm, from 2000 to 2002. Prior to that, he served as Chairman and Chief Executive Officer of Caribiner International, Inc. from 1999 to 2000. Prior to that, he served as President and Chief Executive Officer of Quality Food, Inc., Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International for more than five years.

Mr. Sullivan served as Chairman and Chief Executive Officer of The Clorox Company from 1992 to 2003 and retired in 2003 after 32 years with Clorox.

Ms. White founded the Horizon Institute of Technology in 2002. She also has served as President of Rural Sourcing, Inc., an information technology services provider, since 2003. Ms. White served as Executive Vice President, e-business and Chief Information Officer of Cardinal Health, Inc. from 1999 until February 2003. From 1996 to 1999, Ms. White was Senior Vice President and Chief Information Officer for Allegiance Corporation, which merged with Cardinal Health, Inc. in 1999.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings

During 2006, the Board of Directors held seven meetings. No director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any committee of the Board of Directors on which he or she served.

Mr. Eckert serves as Chairman of the Board and Chief Executive Officer of Mattel. For a description of Mr. Eckert’s compensation, see “Compensation Disclosure,” beginning at page [            ]. The remuneration of the other directors, who are all non-employee directors, is explained in “Director Compensation,” beginning at page [            ].

Non-Employee Director Stock Ownership

The Board of Directors has adopted policies regarding non-employee director stock ownership and retention of shares purchased upon exercise of stock options. These policies state that, within five years after joining the Board, non-employee members of the Board should attain a target minimum level of stock ownership of three times the annual cash retainer (the annual cash retainer is currently $65,000). For this purpose, stock holdings are valued at the greater of actual cost or market value. Directors who have deferred any of their cash compensation into investments in Mattel stock equivalent accounts in any Mattel deferred compensation plan(s) receive credit for such amounts. In addition, during their service on the Board, non-employee members of the Board are generally required:

•	to hold the Mattel stock options they receive as compensation; or

•	if they exercise Mattel stock options, to hold the stock acquired by exercise of those options, except for:

•	sales in connections with stock option exercises that occur within one year of the date on which the member will be retiring from the Board; or

•	sales to cover the exercise price of the option and estimated taxes on the exercise and transaction costs.

Board Committees

Audit Committee

Mattel’s Audit Committee is chaired by Mr. Beard and includes Mr. Dolan, Mr. Ng, Mr. Sinclair and Ms. White as members. All of the members of the Committee are independent directors. During 2006, the Audit Committee held 14 meetings.

The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling the Board’s oversight responsibilities regarding:

•	the quality and integrity of Mattel’s financial reports;

•	the independence, qualifications and performance of Mattel’s independent registered public accounting firm;

•	the performance of Mattel’s internal audit function; and

•	Mattel’s compliance with legal and regulatory requirements.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm. The Committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Committee.

The Audit Committee meets periodically, in separate executive sessions, with management, the senior internal auditing officer and the independent registered public accounting firm. The Committee may request any officer or employee of Mattel or Mattel’s outside counsel or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee has the authority to retain independent legal, accounting or other advisors, to the extent it deems necessary or appropriate.

Additional duties and responsibilities of the Audit Committee are outlined in the Committee’s charter, and include the following:

•	to pre-approve audit services, internal-control-related services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm;

•	to meet with the independent registered public accounting firm and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed;

•	to review and discuss Mattel’s quarterly and annual financial statements with management, the independent registered public accounting firm and the internal audit group;

•	to discuss with management and the independent registered public accounting firm Mattel’s practices with respect to risk assessment, risk management and critical accounting policies; and

•

to discuss periodically with the independent registered public accounting firm and the senior internal auditing officer the adequacy and effectiveness of Mattel’s accounting and financial controls, and consider any recommendations for improvement of such internal control procedures.

Governance and Social Responsibility Committee

Mattel has a Governance and Social Responsibility Committee chaired by Mr. Sullivan that includes Dr. Rich, Mr. Sargent, Mr. Sinclair and Ms. White as members. All of the members of the Committee are independent directors. During 2006, the Governance and Social Responsibility Committee held five meetings.

The primary purposes of the Governance and Social Responsibility Committee are:

•

to assist the Board of Directors by identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders;

•	to develop and recommend to the Board the Corporate Governance Guidelines applicable to Mattel;

•	to lead the evaluation of the Board’s performance;

•	to recommend to the Board nominees for each committee;

•

to assist the Board with oversight and review of social responsibility matters such as sustainability, corporate citizenship, community involvement, global manufacturing principles, public policy matters and environmental, health and safety issues; and

•	to provide oversight with regard to philanthropic activities.

The Committee also works closely with the Chief Executive Officer and other members of Mattel’s management to assure that the company is governed effectively and smoothly, and has additional authority and responsibilities as specified in its charter.

Compensation Committee

Mattel has a Compensation Committee chaired by Mr. Vogelstein that includes Mr. Beard, Mr. Tully Friedman, Dr. Rich and Mr. Sullivan as members. All of the members of the Committee are independent directors, are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and are “non-employee directors” within the meaning of the SEC’s rule 16b-3. During 2006, the Compensation Committee held five meetings.

The purpose of the Compensation Committee is to develop, evaluate, and in certain instances approve or determine the compensation plans, polices, and programs of Mattel. The Committee has the authority to undertake and may exercise all of the powers of the Board of Directors with respect to the specific responsibilities listed in the Committee’s charter, including:

•	approving all forms of compensation to be provided to executives in the “Executive Leadership Band” and above in Mattel’s compensation structure;

•	reviewing and evaluating the Chief Executive Officer’s performance; and

•	administering Mattel’s short- and long-term incentive plans and equity compensation plans.

The Compensation Committee has access to, and in its discretion may meet with, any officer or other employee of Mattel or its subsidiaries. The Committee meets at least once each calendar year without the Chief Executive Officer present. The Committee may utilize the services of Mattel’s regular corporate legal counsel with respect to legal matters or, in its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

The Compensation Committee may, in its discretion, utilize the services of a compensation consultant or other professional or expert to provide data and advice to the Committee regarding the compensation of executives of Mattel and to assist the Committee in performing its other responsibilities. The retention and, where appropriate, the termination of any such compensation consultant are at the sole discretion of the Committee without the participation of any officer or other member of management of Mattel. The Committee, in its sole discretion, approves the fees to be paid to the compensation consultant and any other terms of the engagement of the compensation consultant.

The Compensation Committee has retained The Hay Group as its independent compensation consultant since 2001. In 2006, the independent compensation consultant assisted the Compensation Committee on the following matters:

•	analysis of the competitive position of our executive compensation program as a whole;

•	executive base salaries;

•	the annual bonus program, including the achievement of performance goals for 2005 and the establishment of performance goals and award levels for 2006 under the MIP;

•	the long-term incentive program;

•	grants of equity compensation;

•	stock ownership guidelines;

•	the specific elements of compensation of our Chief Executive Officer;

•	the compensation of non-employee members of the Board of Directors; and

•	the SEC’s new disclosure rules for executive compensation.

Other Board Committees

Mattel has an Executive Committee (formerly known as the “Executive/Finance Committee”) chaired by Mr. Vogelstein that includes Messrs. Beard and Tully Friedman as members. During 2006, the Executive/Finance Committee held no meetings. The Executive/Finance Committee may exercise all the powers of the Board of Directors, subject to limitations of applicable law, between meetings of the Board of Directors.

Mattel has a Finance Committee (formerly known as the “Capital Allocation Committee”) chaired by Mr. Vogelstein that includes Mr. Beard, Dr. Fergusson, Mr. Tully Friedman and Mr. Sargent as members. During 2006, the Finance Committee held six meetings. The Committee’s primary functions are to advise and make recommendations to the Board of Directors with regard to Mattel’s use of available capital, including but not limited to dividends to stockholders, mergers and acquisitions and stock repurchase programs.

Mattel has an Equity Grant Allocation Committee with Mr. Eckert as the sole member. The Committee’s primary function is to exercise the limited authority delegated to the Committee by the Board of Directors and the Compensation Committee with regard to making grants pursuant to the 2005 Equity Compensation Plan. For more information on this Committee, see “Compensation Discussion and Analysis—Equity Compensation Grant Procedures,” beginning on page [    ].

Mattel Children’s Foundation

Until May 2004, the members of Mattel’s Board of Directors also served as the members of the Mattel Children’s Foundation, a charitable organization incorporated as a non-profit public benefit corporation (the “Foundation”), and Mr. Tully Friedman, Ms. White and former Mattel director Ronald M. Loeb served as the Foundation’s Board of Directors. In May 2004, the governance structure of the Foundation was updated so that Mattel itself became the sole member of the Foundation, and nine employees of Mattel, none of whom are Mattel directors, were appointed as the Foundation’s Board of Directors. Thus, since May 2004, none of Mattel’s non-employee directors has served as either a member or a director of the Foundation.

Director Independence

The NYSE requires each NYSE-listed company to have a board of directors with at least a majority of independent directors. Generally, under the NYSE rules a director qualifies as independent if the listed company’s board of directors affirmatively determines that he or she has no material relationship with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. The NYSE rules specify five categories of relationships between a director and a listed company that would make a director ineligible to be independent. Mattel’s Board of Directors has adopted Corporate Governance Guidelines that include provisions regarding director independence, as set forth in Appendix A to this Proxy Statement. These provisions incorporate the NYSE’s five categories of relationships between a director and a listed company that would make a director ineligible to be independent.

In accordance with NYSE rules and Mattel’s Corporate Governance Guidelines, the Board of Directors has affirmatively determined that each of the following directors has no material relationship with Mattel (either directly or as a partner, shareholder or officer of an organization that has a relationship with Mattel) and is independent within the meaning of both Mattel’s and the NYSE’s director independence standards, as currently in effect:

Eugene P. Beard

Michael J. Dolan

Dr. Frances D. Fergusson

Tully M. Friedman

Dominic Ng

Dr. Andrea L. Rich

Ronald L. Sargent

Christopher A. Sinclair

G. Craig Sullivan

John L. Vogelstein

Kathy Brittain White

The directors listed above include (a) all of the current directors of Mattel, except the Chairman and Chief Executive Officer, and (b) all directors who are standing for election at the 2007 Annual Meeting of Stockholders, except the Chairman and Chief Executive Officer.

Furthermore, the Board of Directors has determined that each of the members of the Audit Committee, the Compensation Committee and the Governance and Social Responsibility Committee has no material relationship with Mattel (either directly or as a partner, shareholder or officer of an organization that has a relationship with Mattel) and is independent within the meaning of the director independence standards in the Corporate Governance Guidelines and the NYSE director independence standards (and in the case of the Audit Committee, SEC rules) applicable to members of such committees.

In making these determinations, the Board of Directors considered, among other things, the relationships described in the following three paragraphs. The Board of Directors has determined that none of these relationships is material and that none of these relationships impairs the independence of any non-employee director.

The Board considered that, in the ordinary course of business, Mattel and its subsidiaries enter into transactions with Viacom Inc. or its subsidiaries, and Mr. Dolan served as an executive officer of Viacom Inc. through the end of 2006. The amounts paid to or received from Viacom Inc. and its subsidiaries in each of the last three fiscal years were below the threshold of 2% of consolidated gross revenues as set forth in Mattel’s criteria for director independence. The Board also determined that these transactions were not otherwise material to Viacom Inc. or to Mattel and that Mr. Dolan did not have a material interest in the transactions. The Board therefore determined that these relationships do not impair Mr. Dolan’s independence as a director of Mattel or as a member of the Audit Committee.

The Board also considered that Mr. Eckert in his personal capacity invests in a private equity fund sponsored by Friedman Fleischer & Lowe, LLC (“FFL”), an investment firm in which Mr. Tully Friedman is a principal. The Board concluded that this investment, which does not involve the payment of any material compensation to any director or to FFL and is not material in amount to FFL, does not adversely affect the independence of Mr. Friedman as a director of Mattel or a member of the Governance and Social Responsibility Committee. In addition, the Board considered that one or more directors that are not also officers of Mattel may from time to time invest in funds sponsored by FFL, but that no such investment would impact the independence of Mr. Friedman or any such investing director, because of the absence of any relationship between such investment and any member of management of Mattel.

The Board furthermore considered that, as described above under the heading “Mattel Children’s Foundation,” until May 2004, the members of Mattel’s Board of Directors also served as the members of the Foundation, which is a charitable organization incorporated as a non-profit public benefit corporation, and Mr. Tully Friedman and Ms. White served on the Foundation’s Board of Directors. In May 2004, the governance structure of the Foundation was updated so that Mattel itself became the sole member of the Foundation, and nine employees of Mattel were appointed as the Foundation’s Board of Directors. Since May 2004, none of Mattel’s non-employee directors has served as either a member or a director of the Foundation. Mattel provides all of the funding for the Foundation and contributed approximately $4.5 million, $5.1 million and $5.9 million to the Foundation in 2006, 2005 and 2004, respectively. The Board of Directors concluded that, since the Foundation is sponsored by Mattel, the relationships of Mattel’s non-employee directors with the Foundation are not the type of relationships that would impair their independence as directors of Mattel or as members of the Board’s Audit Committee, Compensation Committee or Governance and Social Responsibility Committee.

Presiding Independent Director at Executive Sessions of the Board

The independent directors of Mattel previously selected John L. Vogelstein as the independent director to preside at executive sessions of the independent members of the Board of Directors, during which no members of management are present. In connection with Mr. Vogelstein’s retirement from the Board, the independent directors have selected Tully M. Friedman as the new presiding independent director, effective upon Mr. Vogelstein’s retirement. The duties of the presiding independent director include all of the following:

•	Presides at all meetings of the Board at which the Board Chairman is not present, including executive sessions of the independent directors;

•	Serves as liaison between the Board Chairman and the independent directors;

•	Approves information sent to the Board;

•	Approves meeting agendas for the Board;

•	Approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;

•	Has the authority to call meetings of the independent directors; and

•	If requested by major stockholders, ensures that he or she is available for consultation and direct communication.

The independent directors meet in executive session at least once every quarter.

Communications with the Board of Directors

The independent directors of Mattel have unanimously approved a process by which stockholders of Mattel and other interested persons may send communications to any of the following: (a) the Board of Directors, (b) any committee of the Board, (c) the presiding independent director or (d) the independent directors. Such communications should be submitted in writing by mailing them to the relevant addressee at the following address:

[Addressee]

Mattel, Inc.—Secretary, Mail Stop M1-1516

333 Continental Blvd.

El Segundo, CA 90245-5012

Any such communications will be relayed to the Board members that appear as addressees, except that the following categories of communications will not be so relayed (but will be available to Board members upon request):

•	communications concerning company products and services;

•	solicitations;

•	matters that are entirely personal grievances; and

•	communications about litigation matters.

Policy Regarding Attendance of Directors at the Annual Meeting of Stockholders

Each member of Mattel’s Board of Directors is expected, but not required, to attend Mattel’s annual meeting of stockholders. There were eleven directors at the time of the 2006 Annual Meeting of Stockholders, and ten of them attended the meeting.

Director Nominations Process

Mattel’s Corporate Governance Guidelines sets forth the process of selecting candidates for director positions and the role of the Governance and Social Responsibility Committee in identifying director qualifications and potential candidates.

The Guidelines provide that the full Board of Directors is responsible for selecting candidates for Board membership, and Board members are encouraged to suggest candidates for consideration. The Board delegates the screening process involved to the Chair.

Under the Guidelines, the Governance and Social Responsibility Committee is responsible for reviewing with the Board annually the skills and characteristics required of Board members, given the current make-up of the Board and the perceived needs of the Board at that time. This review includes an assessment of the talents, skills, areas of expertise, experience, diversity and independence of the

Board and its members. Any changes that may have occurred in any director’s responsibilities, as well as such other factors as may be determined by the Committee to be appropriate for review, are also considered.

The Governance and Social Responsibility Committee Charter also sets forth the process for identifying candidates, pursuant to which the Committee actively seeks individuals qualified to become Board members for recommendation to the Board. The Committee, with input from the Board Chair, screens candidates to fill vacancies on the Board; solicits recommendations from Board members as to such candidates; and considers recommendations for Board membership submitted by stockholders as described further below. Candidates whom the Committee expresses interest in pursuing meet personally with at least two members of the Governance and Social Responsibility Committee before they are selected. The Committee recommends to the Board director nominees for each annual meeting of stockholders.

The Governance and Social Responsibility Committee has also adopted a Director Nominations Policy, which appears as Appendix B to this Proxy Statement. The purposes of the Director Nominations Policy are:

•	to describe the methodology for selecting the candidates that are included in the Board’s recommended slate of director nominees; and

•	to provide a flexible set of guidelines for the effective functioning of Mattel’s director nominations process.

The Governance and Social Responsibility Committee intends to review the Director Nominations Policy at least annually, and anticipates that modifications may be necessary from time to time as Mattel’s needs and circumstances evolve, and as applicable legal or listing standards change. The Governance and Social Responsibility Committee may amend the Director Nominations Policy at any time, in which case the most current version will be available in the “Corporate Governance” section of Mattel’s corporate Web site.

Selection of nominee Mr. Scarborough

There is one nominee for election to Mattel’s Board this year who has not previously been elected by the stockholders to serve as a director. This nominee, Mr. Scarborough, was nominated by the Board on March 27, 2007. The Governance and Social Responsibility Committee retained a leading professional search firm, Korn/Ferry International, to help identify, evaluate and review potential nominees, and such firm identified and recommended Mr. Scarborough.

Golden Parachute Policy

In 2005, a stockholder submitted a proposal to Mattel regarding “golden parachute vote provision,” which requested that the Board of Directors seek stockholder approval for future “golden parachute” severance packages for senior executives that exceed 299% of the sum of any executive’s base salary plus bonus. The proposal was included as Proposal 4 in Mattel’s 2005 Notice of Annual Meeting and Proxy Statement, dated April 13, 2005.

In 2006, following consideration of the vote received by the stockholder’s proposal at the 2005 Annual Meeting of Stockholders, and after discussion by the Compensation Committee and the Governance and Social Responsibility Committee, Mattel’s Board of Directors adopted a statement of policy on this topic, which appears as Appendix C to this Proxy Statement.

Related Party Transactions Policy

In 2007, Mattel’s Board of Directors adopted a Related Party Transactions Policy regarding the review, approval and ratification of any transaction required to be reported under Item 404(a) of the SEC’s Regulation S-K. A copy of the Related Party Transactions Policy is attached to this Proxy Statement as Exhibit D.

Corporate Governance Documentation; How to Obtain Copies

Mattel is committed to having solid standards of corporate governance. Current copies of the following materials related to Mattel’s corporate governance standards and practices are available publicly in the “Corporate Governance” section of Mattel’s corporate Web site at http://www.mattel.com:

•	Board of Directors Amended and Restated Guidelines on Corporate Governance;

•	Information on Board and Committee membership and biographies of Board members;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Governance and Social Responsibility Committee Charter;

•	Code of Conduct;

•	Director Nominations Policy;

•	Audit Committee Complaint Procedure;

•	Policy on Adoption of a Shareholder Rights Plan; and

•	Golden Parachute Policy.

A copy of any or all of these documents may also be obtained, free of charge, by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

Compensation Committee Interlocks and Insider Participation

During 2006, Mr. Beard, Mr. Tully Friedman, Dr. Rich, Mr. Sullivan and Mr. Vogelstein served on the Mattel Compensation Committee. (Mr. Friedman joined the Committee in May 2006.) During 2006, there were no interlocks with other companies within the meaning of the SEC’s proxy rules. None of the members of the Compensation Committee is or has been an officer or employee of Mattel or any of its subsidiaries.

REPORT OF THE AUDIT COMMITTEE

To the fullest extent permitted under applicable laws and regulations, the following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the liabilities of Section 18 of the Exchange Act. To the fullest extent permitted under applicable laws and regulations, the Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Mattel specifically incorporates it by reference.

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. In January 2006, the Board of Directors amended and restated the charter of the Audit Committee, a copy of which and may be found in the “Corporate Governance” section of Mattel’s corporate Web site, http://www.mattel.com. A copy may also be obtained free of charge by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Blvd., El Segundo, CA 90245-5012.

The Board of Directors has determined that each of the members of the Audit Committee meets the SEC and New York Stock Exchange (“NYSE”) independence requirements for members of audit committees.

The Board of Directors has further determined in its business judgment that each member of the Audit Committee is “financially literate,” as such term is used in the listing standards of the NYSE; and the Board has determined that Eugene P. Beard, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Board has also determined that Mr. Beard has “accounting or related financial management expertise,” as such term is used in the listing standards of the NYSE. In preparation for Mr. Beard’s retirement from the Board, the Board has also determined that Michael J. Dolan, who is expected to succeed Mr. Beard as the Chair of the Audit Committee, is an “audit committee financial expert” and has “accounting or related financial management expertise,” The Board has additionally determined that each of Dominic Ng and Christopher A. Sinclair is an “audit committee financial expert” and has “accounting or related financial management expertise.”

The Audit Committee’s responsibility is to assist the Board of Directors in its oversight of :

(a) the quality and integrity of Mattel’s financial reports,

(b) the independence, qualifications and performance of Mattel’s independent registered public accounting firm,

(c) the performance of Mattel’s internal audit function and

(d) the compliance by Mattel with legal and regulatory requirements.

Management of Mattel is responsible for Mattel’s consolidated financial statements as well as Mattel’s financial reporting process, disclosure controls and procedures, and internal control over financial reporting.

Mattel’s independent registered public accounting firm is responsible for performing an integrated audit of Mattel’s annual consolidated financial statements and of its internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of Mattel as of and for the year ended December 31, 2006 and Management’s Report on Internal Control over Financial Reporting with management, the senior internal auditing officer of Mattel and the independent registered public accounting firm. Management has confirmed to the Audit Committee that, as required by Section 404 of the Sarbanes-Oxley Act, management has evaluated the effectiveness of Mattel’s internal control over financial reporting using the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission and concluded that it was effective at December 31, 2006.

Mattel’s independent registered public accounting firm has expressed its opinion that:

(1) Mattel’s consolidated financial statements present fairly, in all material respects, its financial position as of December 31, 2006 and 2005, and its results of operations and cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America;

(2) Mattel has maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by COSO; and

(3) management’s assessment, included in Management’s Report on Internal Control over Financial Reporting, is fairly stated, in all material respects.

In addition, Mattel’s Chief Executive Officer and Chief Financial Officer reviewed with the Audit Committee, prior to filing with the SEC, the certifications that were filed pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the disclosure controls and procedures management has adopted to support the certifications. The Audit Committee periodically meets in separate executive sessions with management, the senior internal auditing officer and the independent registered public accounting firm. Each of the independent registered public accounting firm, the senior internal auditing officer, the Chief Financial Officer and the General Counsel has unrestricted access to the Audit Committee.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and currently in effect, and Public Company Accounting Oversight Board Auditing Standard No. 2, An Audit of Internal Control over Financial Reporting Performed in Conjunction with an Audit of Financial Statements. In addition, the Audit Committee has received written disclosures in a letter from the independent registered public accounting firm regarding their independence from Mattel, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Audit Committee has also discussed with the independent registered public accounting firm their independence from Mattel.

The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to Mattel is compatible with maintaining their independence from Mattel.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving accounting or auditing including in respect of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Mattel’s consolidated financial statements fairly present Mattel’s financial position, results of operations and cash flows and are in conformity with accounting principles generally accepted in the United States of America and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on:

(i) the integrity of those persons within Mattel and of the professionals and experts (such as the independent registered public accounting firm) from which the Audit Committee receives information,

(ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary, and

(iii) representations made by management or the independent registered public accounting firm as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the independent registered public accounting firm to Mattel.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

AUDIT COMMITTEE

Eugene P. Beard (Chair)

Michael J. Dolan

Dominic Ng

Christopher A. Sinclair

Kathy Brittain White

March 26, 2007

COMPENSATION DISCLOSURE

[To be included in the Definitive Proxy Statement]

CERTAIN TRANSACTIONS

As disclosed in a Schedule 13G dated as of January 31, 2007 and filed with the SEC on January 23, 2007 by Barclays Global Investors, N.A. and a group of affiliated entities identified in the Schedule 13G (collectively, the “Barclays Group”), the Barclays Group owns in the aggregate more than 5% of Mattel’s common stock. Barclays Bank PLC, which is one of the entities in the Barclays Group, is a co-syndication agent and lender with a commitment of $93.4 million under Mattel’s $1.3 billion domestic unsecured committed revolving credit facility. Barclays Bank PLC also participated as co-syndication agent and a lender with a commitment of $30 million pursuant to a $325 million term loan and revolving credit facility put in place for Mattel Asia Pacific Sourcing Limited, a wholly-owned subsidiary of Mattel, in December 2005. For 2006, in addition to interest payments pursuant to the terms of the credit facilities, Mattel paid fees in the aggregate amount of approximately $111,000 to Barclays Bank PLC with regard to its services pursuant to these credit facilities.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2007. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Fees Incurred by Mattel for Services by PricewaterhouseCoopers LLP

The following table summarizes the fees accrued by Mattel for audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal years 2006 and 2005:

	2006	2005
Audit fees (1)	$6,300,000	$6,006,000
Audit-related fees (2)	164,000	194,000
Tax fees (3)	2,163,000	2,341,000
All other fees	—	—

Total	$8,627,000	$8,541,000

(1)	Audit fees consisted of fees for professional services provided in connection with the audit of Mattel’s annual consolidated financial statements and the audit of internal control over financial reporting, including the audit of management’s assessment of internal control over financial reporting (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), the performance of interim reviews of Mattel’s quarterly unaudited financial information, comfort letters, consents and statutory audits required internationally.

(2)	Audit-related fees consisted primarily of agreed upon procedures engagements and the audit of employee benefit plans.

(3)	Tax fees principally included (a) tax compliance and preparation fees (including fees for preparation of original and amended tax returns, claims for refunds and tax payment-planning services) of $358,000 for 2006 and $506,000 for 2005, and (b) other tax advice, tax consultation and tax planning services of $1,805,000 for 2006 and $1,835,000 for 2005, including expatriate tax services fees of $468,000 for 2006 and $706,000 for 2005.

The charter of the Audit Committee provides that the Audit Committee pre-approves all audit services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted a Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by Mattel’s independent registered public accounting firm. The Pre-Approval Policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services and all other services and provides that:

•

The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or the services are specifically associated with a period in time.

•

The Audit Committee may consider the amount of estimated or budgeted fees as a factor in connection with the determination of whether a proposed service would impair the independence of the registered public accounting firm.

•

Requests or applications to provide services that require separate approval by the Audit Committee are submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence.

•

The Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

•	The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The ratification of the selection of Mattel’s independent registered public accounting firm requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS MATTEL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

PROPOSAL 3

BOARD ADOPTION OF DIRECTOR ELECTION MAJORITY VOTE STANDARD AND STOCKHOLDER APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION ELIMINATING CUMULATIVE VOTING

After extensive discussion and deliberation, Mattel’s Board of Directors has decided that it would be in the best interests of Mattel and its stockholders for the Board to adopt amendments to the Bylaws to require that each nominee for director in an uncontested election receive a majority of the votes cast at a stockholders’ meeting in order to be elected to the Board. The Board believes that this majority vote standard is inconsistent with cumulative voting and therefore recommends that the stockholders approve a proposed amendment to Mattel’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to eliminate Article FIFTH, the cumulative voting provision, from the Certificate of Incorporation.

Currently, Mattel’s Certificate of Incorporation, at Article FIFTH, provides that when electing directors, stockholders may exercise cumulative voting rights. Under cumulative voting, in voting for directors each holder of common stock is entitled to cast a number of votes equal to the number of votes he or she would be entitled to cast with respect to his or her shares of stock multiplied by the number of directors to be elected. A stockholder may give one candidate all the votes such stockholder is entitled to cast or may distribute such votes among as many candidates as such stockholder chooses.

This Proposal would eliminate cumulative voting rights and facilitate Board adoption of the majority vote standard for the annual election of directors in the manner described below. This Proposal would not change the present number of directors, and the Board would retain the authority to change that number and to fill any vacancies or newly created directorships.

Background of This Proposal

The Board is seeking to eliminate cumulative voting because it believes that a change to a majority vote standard in uncontested elections is in the best interests of stockholders at this time, and it views cumulative voting as inconsistent with a majority vote standard for the election of directors.

Under Mattel’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee; for example, if 99% of the shares “withhold” authority to vote for a director nominee, a vote “for” such nominee by the remaining 1% of shares would result in such nominee’s election or re-election to the Board. The proposed majority vote standard would require that a nominee for director in an uncontested election receive a majority of the votes cast at a stockholder meeting in order to be elected to the Board. The Board believes that the proposed majority vote standard for uncontested elections is a more equitable standard. At present, a plurality vote standard guarantees the election of a director in an uncontested election; however, a majority vote standard would mean that nominees in uncontested elections are only elected if a majority of the votes cast are voted in their favor. The Board believes that this majority vote standard in director elections will strengthen the director nomination process and enhance director accountability.

The Board, however, does not believe that it should amend Mattel’s Amended and Restated Bylaws (the “Bylaws”) to establish a majority vote standard while Mattel’s Certificate of Incorporation still provides for cumulative voting. Cumulative voting is inconsistent with a majority vote standard because cumulative voting seeks to empower stockholder minorities (i.e., enables individual stockholders or groups of stockholders with less than a majority of the shares to cumulate their votes to elect one or more directors), while majority voting seeks to empower stockholder majorities. For example, if cumulative voting were retained and majority voting were applied to a 12-person Board, and all shares eligible to vote were voted, then holders of as little as 4.25% of the shares of Mattel’s stock could, through cumulative voting, elect an individual director, because if the holders of 4.25% of the stock cumulated all of their votes for one director, they could cast a 51% majority vote for that director. If a director were elected in this manner and used his or her position on the Board to support the special interests of the particular constituency that elected him or her, this could create partisanship and divisiveness among Board members and impair the Board’s ability to operate effectively as a governing body, to the detriment of a majority of Mattel’s stockholders.

The Board believes that each director should only be elected if such director receives a majority of the votes cast and that each director should represent the interests of all stockholders, rather than the interests of a minority stockholder or special constituency. The elimination of cumulative voting for directors, followed by the adoption by the Board of a majority vote standard, is consistent with Mattel’s desire to more closely align stockholder interests and Board accountability. Accordingly, the Board, after review and deliberation, determined that, in order to facilitate the Board’s adoption of a majority vote standard, amending the Certificate of Incorporation to eliminate cumulative voting for the election of directors is advisable and in the best interests of Mattel and its stockholders.

If the Stockholders Approve Elimination of Cumulative Voting from the Certificate of Incorporation, the Board Will Adopt Majority Voting Provisions in the Bylaws.

The elimination of cumulative voting requires an amendment to the Certificate of Incorporation, which would remove Article FIFTH (the cumulative voting provision); this amendment to the Certificate of Incorporation has been approved and declared advisable by the Board but requires adoption by Mattel’s stockholders. If this Proposal is approved by the stockholders:

•	Article FIFTH of the Certificate of Incorporation will be eliminated;

•	The Board will amend the Bylaws to remove provisions about cumulative voting for directors from the Bylaws;

•

The Board will replace the cumulative voting provisions in the Bylaws with provisions requiring that, in order to be elected in an uncontested election, a nominee for director must receive the affirmative vote of a majority of the votes cast at a meeting of stockholders, provided that, in contested elections, the affirmative vote of a plurality of the votes cast will be required to elect a director; and

•

The Board will add appropriate provisions to the Bylaws to require an incumbent director who fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of stockholders to submit his or her resignation, with such resignation to be considered by the members of the Governance and Social Responsibility Committee and the Board, in each case other than such incumbent director. The decision of the Board as to whether or not to accept the resignation will be publicly disclosed, together with the reasons for such decision, within 90 days from the certification of the election results.

•

The Board will add appropriate provisions to the Amended and Restated Governance and Social Responsibility Committee Charter to direct that Committee to consider and make a recommendation to the Board with respect to any incumbent director’s tendered resignation.

Approval of this Proposal requires the affirmative vote of a majority of the outstanding shares of Mattel common stock entitled to vote on this Proposal. Unless marked to the contrary, proxies received will be voted for this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE MATTEL INCENTIVE PLAN

AND THE MATERIAL TERMS OF ITS PERFORMANCE GOALS

We are asking our stockholders to approve a new annual cash bonus plan for our management employees and other key employees of Mattel and its subsidiaries. This new plan is called the Mattel Incentive Plan. It is very similar to the 2002 Mattel Incentive Plan, referred to as the MIP, which was approved by our stockholders at the 2002 annual meeting. If the Mattel Incentive Plan is approved, it will replace the 2002 Mattel Incentive Plan for bonus opportunities established after May 18, 2007, and we expect that the first bonus opportunities under the new plan will be granted for performance during 2008.

The Compensation Committee of our Board of Directors and the full Board of Directors have approved the Mattel Incentive Plan, subject to stockholder approval.

The principal objectives of this new plan are:

•	to encourage our employees to work for the achievement of annual financial performance targets;

•	to reinforce our “pay for performance” policy; and

•	to provide our employees with competitive pay packages, as a means to attract and retain highly qualified employees.

This new plan is designed so that the bonuses paid under it can be designed as “qualified performance-based compensation” under Internal Revenue Code Section 162(m). This provision generally limits to $1 million per year the amount of pay to any one of our top five executives that we can deduct for federal income tax purposes. However, qualified performance-based compensation is exempt from this limitation. One requirement for the exemption is that our stockholders approve the plan and the material terms of the plan’s performance goals. If we do not obtain this approval, the Mattel Incentive Plan will not be used for bonuses to our Management Committee members.

The stockholders’ vote on the Mattel Incentive Plan will have no effect on our employees’ MIP bonus opportunities for 2007, which have been put in place under the 2002 Mattel Incentive Plan, as discussed in the Compensation Discussion and Analysis beginning at page [    ].

Appendix E to this Proxy Statement contains a copy of the Mattel Incentive Plan document. The description below summarizes the material terms of the performance goals of the plan and other key terms.

Eligibility and Performance Goals

The Compensation Committee will select the participants in the Mattel Incentive Plan from among our employees. As of March 31, 2007, we had 10 executive officers and approximately 10,000 non-executive officer employees whom management anticipates recommending to the Compensation Committee to be participants.

Administration

The Mattel Incentive Plan will be administered by the Compensation Committee or another committee selected by our Board of Directors. This committee must consist of two or more members of the Board of Directors, each of whom is an “outside director” within the meaning of Internal Revenue Code Section 162(m). The committee may designate agents to carry out its responsibilities relating to the Mattel Incentive Plan. However, for bonuses intended to be qualified performance-based compensation, certain responsibilities must be performed by the committee itself in order to comply with the requirements for the exemption from Internal Revenue Code Section 162(m). The members of the committee and our Board of Directors are indemnified by Mattel against expenses (including any amount paid in settlement) reasonably incurred in connection with claims arising out of the performance of their duties under the plan.

Bonus Determinations

The Compensation Committee will establish bonus opportunities for performance periods, determining the performance goals that will apply, the amount or amounts that each participant will be eligible to earn at the specified level or levels of performance, and the other terms and conditions for the opportunities. We expect that in general, as under the 2002 Mattel Incentive Plan, the Compensation Committee will establish annual bonus opportunities not later than 90 days after the beginning of each year.

The performance objectives used to determine bonuses that are intended to be qualified performance-based compensation must be based on one or more of the following business criteria with respect to (1) Mattel, (2) Mattel’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees; and/or (3) Mattel’s brands, groups of brands or specific brands:

net operating profit after taxes (“NOPAT”)	NOPAT less a capital charge

revenue	earnings per share

earnings per share before or after funding for some or all of Mattel’s incentive programs	operating profit

operating profit less a charge on one or more of the following items: working capital, inventory or receivables	net income

return on equity	return on equity less a capital charge

cash flow return on investment	return on invested capital or assets

return on invested capital or assets less a capital charge	stock value

return on capital employed	return on capital employed less a capital charge

total stockholder return	earnings before interest and taxes (“EBIT”)

earnings before interest, taxes and amortization (“EBITA”)	earnings before interest, taxes, depreciation and amortization (“EBITDA”)

operating income before interest and taxes	operating income before interest, taxes and amortization

operating income before interest, taxes, depreciation and amortization	cash generation

unit volume	market share

sales	asset quality

return on assets	return on operating assets

cost-saving levels	operating income

marketing-spending efficiency	non-interest income

change in working capital	gross margins

objectively determinable strategic initiatives

For bonuses intended to be qualified performance-based compensation, once the performance objectives are established, the Compensation Committee will not have the discretion to change the goals and targets or increase the amounts that are payable. However, the Compensation Committee does have “negative discretion” to reduce the amount payable at a given level of performance to take into account additional factors that the Compensation Committee determines to be appropriate to the assessment of individual or corporate performance.

Like the 2002 Mattel Incentive Plan, the Mattel Incentive Plan limits the maximum annual bonus to $5 million per participant. This maximum amount is higher than the level at which awards have been made under the 2002 Mattel Incentive Plan, and we do not anticipate that awards will reach this level in the normal course of business during the five-year period for which the stockholder approval we are seeking with this Proxy Statement will generally remain in effect (see “Amendment; Term of the Plan” below for details). However, the Mattel Incentive Plan’s maximum award limitation is designed to permit larger awards in the future, in case the Compensation Committee should determine, based upon then-prevailing circumstances, that larger awards are necessary to appropriately reward significant accomplishments or to attract or retain the highest quality executives, while ensuring that such awards are fully deductible for federal income tax purposes. We expect that under the Mattel Incentive Plan, bonuses will generally be awarded for calendar-year performance periods, as has been the case under the 2002 Mattel Incentive Plan. However, the Mattel Incentive Plan allows the Compensation Committee to establish shorter or longer performance periods, in which event the $5 million maximum bonus will be adjusted accordingly (for example, the maximum bonus for a 6-month performance period would be $2.5 million). In no event may a participant be given more than one bonus opportunity for a single performance period or overlapping performance periods.

If the Mattel Incentive Plan had been in effect for calendar year 2006, the bonuses payable under it would have been the same as those actually paid for 2006 under the 2002 Mattel Incentive Plan, as disclosed in the Summary Compensation Table and the footnotes and narrative disclosure thereto, beginning at page [    ] of this Proxy Statement.

Change in Control Provision

If a change in control of Mattel (as defined in the Mattel Incentive Plan) were to occur, each participant who was employed by Mattel immediately before that event would be paid, within thirty days thereafter:

•	any unpaid bonuses for any performance period ending before the change in control; and

•	an interim bonus for any performance period that includes the date of the change in control, equal to the participant’s target-level bonus for that period, without pro-ration.

If Mattel or its successor, as applicable, expressly provides that bonus opportunities for periods that include the date of a change in control will remain in effect through the originally scheduled end date of the performance period, without amendment adverse to the Participant, and that the Committee’s negative discretion will not be exercised, then for purposes of the maximum Bonus provision, the performance period will be considered to end on its originally scheduled end date, and any amount earned for the performance period in excess of the amount paid as an interim payment upon the change in control would then be paid following the end of the performance period. Otherwise, the performance period would be considered to end on the date of the change of control for purposes of the maximum bonus, leaving Mattel or its successor free to establish new bonus opportunities up to the full maximum for all post-change-in-control periods. Mattel may make a participant’s right to receive the interim bonus conditional on the participant’s waiver of any right to a duplicate payment for the same period that the participant might otherwise receive under an individual agreement.

Amendments; Term of the Plan

Mattel has the right to amend or terminate the Mattel Incentive Plan at any time in its sole discretion, by action of the Board of Directors or the Compensation Committee. However, no amendment or termination of the Mattel Incentive Plan may, without participants’ consent, adversely affect their rights with respect to bonus opportunities for any performance period in which a change in control occurs and any prior periods, if that action is taken after a change in control; before a change in control but at the request of a party seeking to effect a change in control; or otherwise in anticipation of a change in control. We would not be required to seek stockholder approval for an amendment or termination of the plan, but stockholder approval of an amendment could be required in order for bonuses under the plan to continue to be qualified performance-based compensation.

The Mattel Incentive Plan does not have a fixed term. However, under current federal tax law and regulations, bonuses established more than five years after stockholders approve the plan would not be qualified performance-based compensation.

Required Vote

Approval of the Mattel Incentive Plan and the material terms of its performance goals requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN AND THE MATERIAL TERMS OF ITS PERFORMANCE GOALS.

PROPOSAL 5

STOCKHOLDER PROPOSAL REGARDING

COMPENSATION OF THE TOP FIVE MEMBERS OF MANAGEMENT

Robert D. Morse, whose address is 212 Highland Avenue, Moorestown, New Jersey 08057, has requested that the following proposal be included in this Proxy Statement and has indicated that he intends to bring such proposal before the 2007 Annual Meeting of Stockholders. Mr. Morse has continuously held shares of Mattel’s common stock having an aggregate market value of over $2,000 for more than one year before submitting his proposal and has advised Mattel that he intends to continue to hold such shares through the date of the 2007 Annual Meeting. Mr. Morse’s proposal and his related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

I, Robert D. Morse, of 212 Highland Avenue, Moorestown, NJ 08057-2717, owner of $2,000.00 or more in Mattel Corporation stock, propose that the remuneration to any of the top five persons named in Management be limited to $500,000.00 per year, plus any nominal perks. This program is to be applied after any existing programs now in force for options, bonuses, SAR’s, etc., have been completed, and severance contracts should be discontinued, as they are also a part of remuneration programs.

This proposal does not affect any other personnel in the company and their remuneration programs.

REASONS

The limit of one half million dollars in remuneration is far above that needed to enjoy an elegant life-style.

Throughout Corporate history, only a few persons whom have created a corporation now remain in Management. Some descendents have inherited top positions, while most have attained them through recommendations, ability, or influence, not necessarily providing increased earnings for a company. These come from the product or services, its public acceptance, advertising and the workforce.

Due to an unfair removal of the word: “Against” since about Year 1975, and ONLY in the “Vote for Directors” column, Management nominees for that position are rarely defeated, as receiving only as little as one vote guarantees election, and in turn, Directors re-elect management and reward them. The term was devised and incorporated in 6 or 8 states of high company registrations as a state and corporate “Rule”. “Right of Dissent” is denied, and shareowners may not vote “No” or “Against” and be counted as such. This unfairness has yet to be corrected by the Commission as requested.

The Ford Motor Company reinstated “Against” several years ago, showing the American Way of proper corporate proxies presentations. Exxon-Mobil has reverted to a majority vote for election of Directors, a fine decision for shareowners!

Thank you and please vote “YES” for this Proposal. It is for YOUR benefit!

Robert D. Morse

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

The Board and its Compensation Committee believe that Mattel’s executive compensation program needs to be competitive with those of companies with which Mattel competes for executive talent. If it does not, Mattel will likely be less successful in attracting and retaining the executive talent it needs to be a market leader. To locate, hire and retain qualified executives, Mattel’s compensation packages must be comprehensive, including competitive salaries, bonus plans, equity awards and, in some cases, severance arrangements. While such a compensation package will not always attract or retain qualified executives, Mattel believes that these types of compensation packages are a necessary and appropriate tool to use in seeking to maximize stockholder value. The importance of executive recruitment and retention to our business’s success, and the steps Mattel has taken in its compensation program in furtherance of this goal, are discussed in more detail in the Compensation Discussion and Analysis beginning at page [    ].

Because this proposal would significantly hinder Mattel’s ability to attract and retain qualified executives, we do not believe its adoption is in the best interests of Mattel or its stockholders.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 5.

PROPOSAL 6

STOCKHOLDER PROPOSAL TO

SEPARATE THE ROLES OF CEO AND CHAIRMAN

John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, has requested that the following proposal be included in this Proxy Statement and has indicated that he intends to bring such proposal before the 2007 Annual Meeting of Stockholders. Mr. Chevedden has advised Mattel that he has continuously held shares of Mattel’s common stock having an aggregate market value of over $2,000 for more than one year before submitting his proposal and intends to continue to hold such shares through the date of the 2007 Annual Meeting. Mr. Chevedden’s proposal and his related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

6 – Separate the Roles of CEO and Chairman

RESOLVED: Shareholders request that our Board establish a rule (specified in our charter or bylaws unless absolutely impossible) of separating the roles of our CEO and Board Chairman, so that an independent director who has not served as an executive officer of our Company, serve as our Chairman whenever possible.

This proposal gives our company an opportunity to follow SEC Staff Legal Bulletin 14C to cure a Chairman’s non-independence. This proposal shall not apply to the extent that compliance would necessarily breach any contractual obligations in effect at the time of our shareholder meeting.

The primary purpose of our Chairman and Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including our Chief Executive Officer. Separating the roles of CEO and Chairman can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

This topic won our 51% support vote at our 2006 annual meeting in spite of our management’s unfriendly or prejudicial introduction to it in our proxy materials. The Council of Institutional Investors www.cii.org recommends adoption of a shareholder proposal after it wins one majority vote. The Council does not recommend that a board stall for a second majority vote before taking action. Also at least one proxy advisory service has recommend a no-vote for directors who do not adopt a shareholder proposal after it wins one majority vote.

Although Mattel adopted a still-current golden parachute policy (Appendix C in our 2006 annual meeting booklet) our company showed that it has a good news/bad news commitment to good governance. Bylaw changes on September 21, 2006 thus restricted shareholders:

•	Shareholders cannot fill director vacancies.

•	Our Chairman was given more power to muzzle shareholders at our annual meeting.

It is important to take a step forward and support this one proposal to improve our corporate governance since our 2006 governance standards were not impeccable. For instance in 2006 it was reported:

•	We still had no Independent Chairman and not even the best qualified Lead Director in Mr. Vogelstein, age 71 with 23 years director tenure—Independence concern.

•	How can we forget Mr. Vogelstein’s claim to fame—sitting at the top of Mattel’s Compensation Committee when it gave Ms. Jill Barad a $40 million golden parachute in 2000.

•	Mr. Vogelstein still wielded considerable power 6-years later chairing three Mattel Board Committees and on our Audit Committee.

•	And Mr. Sargent, potentially over-committed with a CEO job and 4 board seats, received 23% against-votes at our 2006 annual meeting.

•	CEO pay was not adequately performance-based according to The Corporate Library.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes to:

Separate the Roles of CEO and Chairman

Yes on 6

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

The Board is committed to adopting corporate management and governance policies and strategies that promote the effective and ethical management of the Company. In this regard, the Board strongly believes that it should have maximum flexibility in deciding whether the offices of Board Chairman and Chief Executive Officer are combined or separate and, if separate, whether the Board Chairman should be an independent director or an employee. Mattel’s governance guidelines therefore authorize the Board to make this determination whenever it elects a new Chief Executive Officer or appoints a new Board Chairman. Because this proposal narrows the governance arrangements the Board may consider, we do not believe its adoption is in the best interests of Mattel or its stockholders.

The Board has adopted the following corporate management and governance policies and strategies that it believes promote the effective and ethical management of the Company and, at this time, render separation of the offices of Board Chairman and Chief Executive Officer unnecessary:

•

Mattel’s Board is structured to promote independence. All of the directors on Mattel’s Board, except for Robert A. Eckert, our Chairman and Chief Executive Officer, are independent within the meaning of both Mattel’s and the NYSE’s director independence standards. Independent directors thus compose over 90% of the Board, well above the majority standard mandated by the NYSE. In addition, all Committees of the Board, including but not limited to the Audit Committee, Governance and Social Responsibility Committee and Compensation Committee, are composed solely of independent directors.

•

Presiding independent director. The 2004 Blue Ribbon Commission of the National Association of Corporate Directors found that separation of the roles of Board Chairman and Chief Executive Officer was not necessary for effective Board leadership, and that it is most important that an independent director serve as a focal point for the work of the independent directors. The independent directors of Mattel meet in executive session at least once every quarter; during these executive sessions no members of management are present. The independent members of the Board have selected an independent director to preside at executive sessions of the independent Board members. The Board believes that the presiding independent director serves as a focal point for the work of the independent directors. The duties of the presiding independent director include all of the following:

•	Presides at all meetings of the Board at which the Board Chairman is not present, including executive sessions of the independent directors;

•	Serves as liaison between the Board Chairman and the independent directors;

•	Approves information sent to the Board;

•	Approves meeting agendas for the Board;

•	Approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;

•	Has the authority to call meetings of the independent directors; and

•	If requested by major stockholders, ensures that he or she is available for consultation and direct communication.

•

Mattel has established strong and effective corporate governance and Board communication practices. The Company has established corporate governance guidelines that are posted on our corporate website at http://www.mattel.com. These policies and procedures set out in detail the Board’s and its committees’ practices so that stockholders have a transparent view as to how the Mattel Board functions.

The Board reexamines Mattel’s corporate management and governance policies on an ongoing basis. In view of the Company’s highly independent Board, its strong corporate governance practices and the focal role of its presiding independent director, at this time the Board believes separating the offices of Board Chairman and Chief Executive Officer is unnecessary. Furthermore, the Board believes it would be detrimental to stockholder interests to remove the Board’s business judgment to decide who is the best person to serve as Board Chairman under the particular circumstances that exist from time to time, and whether such person is independent or a member of management. Therefore, we do not believe adoption of this proposal is in the best interests of Mattel or its stockholders.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 6.

PROPOSAL 7

STOCKHOLDER PROPOSAL REGARDING

CERTAIN REPORTS BY THE BOARD OF DIRECTORS

Marie-Claude Hessler-Grisel, whose address is 23 rue Oudinot, 75007 Paris, France, has requested that the following proposal be included in this Proxy Statement and has indicated that she intends to bring such proposal before the 2007 Annual Meeting of Stockholders. Ms. Hessler-Grisel has continuously held shares of Mattel’s common stock having an aggregate market value of over $2,000 for more than one year before submitting her proposal and has advised Mattel that she intends to continue to hold such shares through the date of the 2007 Annual Meeting. Ms. Hessler-Grisel’s proposal and her related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

Whereas the shareholders request the Board of Directors to report yearly on the concrete measures and the money spent on the improvement of working and living conditions at Mattel’s own facilities and at its subcontractors’ facilities.

Supporting statement

Up to now, Mattel’s code of conduct has failed.

The latest audit reports, released in June and October 2006, only confirm former reports. Working and living conditions have barely improved. Regarding the longer and longer working hours, they have even deteriorated.

How could such a promising code, now almost ten years old, have failed to fulfill its goal?

The main reasons are the lack of will and the lack of resources. Time and again, Mattel’s management has not corrected obvious violations of the code of conduct privileging instead the short-term bottom line. Time and again, Mattel has preferred cutting the ties to a subcontractor rather than spending money to help implement the code of conduct. Time and again, in order to avoid improving working and living conditions, Mattel’s management has hidden behind the generalities of corporate social responsibility or the excuse that other toy companies or retailers have similar or worse working and living conditions.

Shareholders may be interested to know that the same companies that brag about their corporate social responsibility are now intensely lobbying in China to prevent the adoption of a new labor law with stricter regulation. And shareholders should be aware that corporate social responsibility has become a big business for consultants, distributing awards to the very companies sponsoring their plush conferences.

The hypocrisy of companies with many good words but very little concrete progress could be counterproductive, consumers and workers will not be fooled for long. Fair trade products have a double digit growth in Europe. Furthermore, workers in China no longer put up with appalling conditions. Last July, there was a first social movement in a facility manufacturing toys for Mattel and due to labor shortage in China in the toy industry Mattel has been compelled to ship some toys by air thus damaging the bottom line and hurting the shareholders.

Shareholders need to know how much Mattel is doing to move beyond window dressing. By reporting yearly on the concrete measures and the money spent, the Board could assure shareholders that the issue of the working and living conditions is properly addressed and is no longer a potential liability.

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

Mattel already provides comprehensive, detailed reports and other information to the public regarding progress made on working and living conditions in Mattel’s own facilities and at its subcontractors’ facilities, consistent with Mattel’s approach of being an industry leader in this important area. The information released by Mattel includes a Global Citizenship Report, a GRI Report (as described below), and reports from the International Center for Corporate Accountability (ICCA), an independent organization that monitors and audits Mattel’s progress against its Global Manufacturing Principles.

In 1997 Mattel implemented a process to ensure that facilities that manufacture, assemble or distribute Mattel’s products adhere with a set of specific principles called “Global Manufacturing Principles” (GMP). These principles address wages, working hours, age requirements, forced labor, discrimination, freedom of association, living conditions, workplace safety, health, emergency planning and environmental protection. GMP also requires that Mattel and its Partners’ facilities implement a management system to address labor, social, environmental, health and safety issues.

Since 1997, Mattel has developed quantifiable standards and auditing tools that measure its progress in meeting the stringent standards of the GMP. Mattel has engaged with stakeholders and communicated its performance and plans for the future in varied formats and forums. Mattel’s performance has been recognized by organizations including FTSE4Good.

Mattel has dedicated resources and corporate focus to its GMP program. A clear picture of Mattel’s commitment to the GMP was provided in Mattel’s Corporate Social Responsibility (CSR) Report, released in 2004, which presented quantitative measurements of Mattel’s performance where available, so that stakeholders could clearly see the results of Mattel’s commitment. In keeping with our commitment, in January 2007 we issued our second CSR Report, which we are calling our Global Citizenship Report. With this report we have furthered our transparency by including environmental impact data and unedited stakeholder feedback on our programs and reporting processes. The Global Citizenship Report and the CSR Report are both available online at http://www.mattel.com (click on “About Us” and “Corporate Social Responsibility”).

The purposes of the Global Citizenship Report are to highlight the key elements of the GRI Report, provide context on the progress of Mattel’s programs, create a vehicle for stakeholder dialogue and present a roadmap for future programs and reporting. The Global Reporting Initiative (GRI) is an independent institution with a mission to develop and disseminate globally applicable sustainability reporting guidelines. GRI has developed guidelines that are for voluntary use by organizations for reporting on the economic, environmental and social dimensions of their activities, products and services. Mattel supports the GRI mission to bring comparability, consistency and unity to corporate reporting, and Mattel’s GRI Report is a detailed response in accordance with the GRI guidelines.

As noted above, in addition to the Global Citizenship Report and GRI Report, Mattel has welcomed independent auditing of its progress toward implementing its Corporate Social

Responsibility program. In 1998, the Mattel Independent Monitoring Council (MIMCO) was formed with experts from academia, including Dr. Prakash Sethi, City University of New York. In early 2003, the activities of MIMCO were absorbed into the International Center for Corporate Accountability (ICCA), which currently performs monitoring of facilities for Mattel and other companies.

Mattel has left decisions such as the format and frequency of independent reporting to ICCA’s judgment, and supports ICCA’s decision to conduct audits of all of Mattel’s company-owned and operated plants on a 3-year cycle. ICCA conducts in-depth, on-site inspections of manufacturing facilities. ICCA is also responsible for conducting similar audits of Mattel’s contract manufacturers; the selection of individual plants and the timing of their audits are at the sole discretion of ICCA. ICCA’s audit findings are made public through press releases and other communications to non-governmental organizations (NGOs) and interested individuals. Mattel does not approve ICCA final reports, but has a right to respond to ICCA findings. It is the obligation of ICCA to make public Mattel’s responses to its reports.

Mattel believes that ICCA’s audits, Mattel’s responses to the audits, the GRI Report and the Global CitizenshipReport represent an unprecedented degree of reporting and transparency in the toy industry. Through these reports, Mattel has endeavored to provide a clear picture of its progress toward implementing the GMP, as well as a frank view of progress yet to be made.

It is Mattel’s sincere belief that by operating within the GMP principles and guidelines and adhering to its code of conduct, Mattel not only benefits the men and women who manufacture Mattel products, but also ensures that customers and consumers can continue to purchase and enjoy Mattel products with the confidence that they have been manufactured in a decent and humane environment.

For these reasons, the Board of Directors opposes the proposal.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 7.

PROPOSAL 8

STOCKHOLDER PROPOSAL REGARDING

PAY-FOR-SUPERIOR-PERFORMANCE

The importance of executive recruitment and retention to our business’s success, and the steps Mattel has taken in its compensation program in furtherance of this goal, are discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement beginning at page [    ].

United Brotherhood of Carpenters Pension Fund (the “UBCP Fund”), whose address is 101 Constitution Avenue, N.W., Washington D.C. 20001, has requested that the following proposal be included in this Proxy Statement and has indicated that the UBCP Fund intends to bring such proposal before the 2007 Annual Meeting of Stockholders. The UBCP Fund has advised Mattel that the UBCP Fund has continuously held shares of Mattel’s common stock having an aggregate market value of over $2,000 for more than one year before submitting its proposal and intends to continue to hold such shares through the date of the 2007 Annual Meeting. The UBCP Fund’s proposal and its related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

Pay-for-Superior-Performance Proposal

Resolved: That the shareholders of Mattel, Inc. (“Company”) request that the Board of Director’s Executive Compensation Committee establish a pay-for-superior-performance standard in the Company’s executive compensation plan for senior executives (“Plan”), by incorporating the following principles into the Plan:

1.	The annual incentive or bonus component of the Plan should utilize defined financial performance criteria benchmarked against a disclosed peer group of companies, and provide that an annual bonus should be awarded only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial criteria;

2.	The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial and stock price performance criteria; and

3.	Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement: We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company’s performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

We believe the Company’s Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company’s performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

The Board of Directors and the Compensation Committee support the concept of performance-based compensation arrangements as an important component of executive compensation. We believe performance-based compensation arrangements provide important incentives for superior performance by executives. As explained below, Mattel’s stockholders have already approved, and Mattel currently maintains, annual bonus and long-term incentive compensation programs that are based on performance criteria. Nevertheless, incentivizing executives through performance goals is not the only purpose of compensation arrangements. Among other objectives, our compensation arrangements must attract and retain the highest-caliber of executives in an extremely competitive marketplace. This requires not only rewarding executives for the goals they have achieved but also adequately compensating them for the services they perform; services that even carefully calibrated performance metrics may not directly or immediately reflect. The importance of executive recruitment and retention to our business’s success, and the steps Mattel has taken in its compensation program in furtherance of this goal, are discussed in more detail in the Compensation Discussion and Analysis beginning at page [    ] of this Proxy Statement.

After careful consideration, we believe that restricting the Compensation Committee’s choice of compensation alternatives as the stockholder’s proposal suggests will unduly constrain the Compensation Committee’s ability to respond to market trends and to tailor compensation incentives to the Company’s business goals. By seeking to limit the Compensation Committee’s flexibility in regard to designing and implementing compensation programs in ways it deems appropriate, the proposal would put us at a competitive disadvantage and would hinder Mattel’s ability to attract, retain and motivate the highest caliber of executive talent in a competitive employment environment. Therefore, we do not believe the proposal is in the best interests of Mattel or its stockholders.

Mattel’s Performance-Based Compensation Arrangements

Mattel believes that its existing annual bonus and long-term incentive programs adequately and directly align performance and pay. Mattel has also provided flexibility for the Compensation Committee to establish performance-based awards pursuant to Mattel’s equity compensation program. The various components of our compensation program, and the ways in which pay is tied to performance, are discussed in more detail in the Compensation Discussion and Analysis beginning at page [    ]. The Summary Compensation Table and other compensation tables beginning at page [    ] of this Proxy Statement contain detailed information showing the amounts actually awarded to our named executive officers under our incentive programs.

MIP and LTIP. As discussed more fully in the Compensation Discussion and Analysis, Mattel maintains an annual cash incentive plan, the 2002 Mattel Incentive Plan (the “2002 MIP”), and a long-term incentive plan, the Mattel Inc. 2003 Long-Term Incentive Plan (the “LTIP”). Both the 2002 MIP and the LTIP have been approved by Mattel’s stockholders; the 2002 MIP was approved at the 2002 annual meeting of stockholders and the LTIP was approved at the 2003 annual meeting of stockholders. Furthermore, in this Proxy Statement we are asking our stockholders to approve the 2007 Mattel Incentive Plan (the “2007 MIP”), which is substantially the same as the 2002 MIP and will replace the 2002 MIP for bonuses in future years (see “Proposal 4—Approval of the 2007 Mattel Incentive Plan”). The MIPs and the LTIP use performance goals to determine the awards payable to participants. Awards under the LTIP are based on Mattel’s financial performance over the cycle relative to performance targets relating to Mattel’s long-range financial goals. At the beginning of each LTIP performance cycle, the Compensation Committee establishes performance criteria that must be achieved in order for LTIP payments to be made. Under the MIPs, each year the Compensation Committee establishes targets that must be achieved in order for annual bonus payments to be made; the targets for named executive officers are based on objective formulae or standards.

For all participants, LTIP and MIP awards are payable only upon achievement of performance goals. These performance goals are adopted at a point in time when it is substantially uncertain that any of the goals will ultimately be achieved. As an example, the performance criteria for the 2003-2004 interim period under the 2003-2006 LTIP performance cycle were not achieved and as a result no LTIP payment was made with regard to such interim period.

2005 Equity Compensation Plan. At the 2005 annual meeting of stockholders, Mattel’s stockholders approved the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”). The 2005 Plan provides for a broad range of types of awards, including the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and bonus stock. All of these awards directly align the interests of stockholders and executives because their value is based on the performance of Mattel stock.

Conclusion

In choosing the type of total compensation program most appropriate for Mattel, the Compensation Committee considers a variety of factors and alternatives. Although providing incentives through performance-based compensation is a significant objective of the Compensation Committee, the Compensation Committee must also consider other factors as well, including the Company’s ability to attract and retain top executive talent. We therefore believe that it is in the best interest of stockholders to give the Compensation Committee the flexibility and discretion to use and introduce compensation and equity incentive tools as appropriate, based on the circumstances and information available at the time. Because this proposal would unduly limit the Compensation Committee’s flexibility, we do not believe that the adoption of this proposal is in the best interests of Mattel or its stockholders.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 8.

DEADLINE FOR FUTURE PROPOSALS BY STOCKHOLDERS

Proposals that a stockholder desires to have included in Mattel’s proxy materials for the 2008 annual meeting of stockholders of Mattel must comply with the applicable rules and regulations of the SEC, including that any such proposal must be received by the Secretary of Mattel at Mattel’s principal office no later than December [            ], 2007 [120 calendar days before the first anniversary of the date of the definitive 2007 Proxy Statement].

Mattel’s Bylaws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, that the stockholder wishes to bring before a meeting of stockholders of Mattel. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Secretary of Mattel during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting. However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, notice must be received by the Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of 90 days before the upcoming annual meeting or 10 days after the first public announcement of such meeting date. This advance notice must set forth:

•	in the case of a nomination of a candidate for the Board of Directors, certain information set forth in Mattel’s Bylaws about both the nominee and the stockholder making the nominations; and

•	in all other cases:

•	a brief description of the business to be brought before the meeting and the reasons for conducting that business at the meeting; and

•	certain other information set forth in Mattel’s Bylaws and/or required by law.

If a stockholder desires to have a proposal included in Mattel’s proxy materials for the 2008 annual meeting of stockholders of Mattel and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in the two immediately preceding paragraphs. Any required written notices should be sent to Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012, Attention: Secretary, Mail Stop M1-1516.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Mattel’s directors and certain of its officers, and persons who own more than 10% of a registered class of Mattel’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish Mattel with copies of all Section 16(a) forms they file.

Based on its review of the copies of all Section 16(a) forms received by it and other information, Mattel believes that with regard to the year ended December 31, 2006, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that, as a result of a technical difficulty with filing codes, a regular Annual Grant of 6,000 stock options and 2,000 restricted stock units to non-employee directors was reported one day late with respect to one director, Christopher A. Sinclair.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

As of the date of this Proxy Statement, the Board of Directors knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the Annual Meeting. If any other business comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders may vote the proxies in their discretion.

SOLICITATION OF PROXIES

Mattel will pay the cost of soliciting proxies for the Annual Meeting. We expect that proxies will be solicited principally through the use of the mail. Officers and regular employees of Mattel may solicit proxies personally or by telephone, telegraph or special letter, but they will not receive any additional compensation for these efforts.

In addition, Mattel has retained D.F. King & Co., Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be $8,500, plus out-of-pocket costs and expenses.

Mattel will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

By Order of the Board of Directors

Robert Normile Secretary

El Segundo, California

April [    ], 2007

APPENDIX A

EXCERPT FROM CORPORATE GOVERNANCE GUIDELINES

REGARDING DIRECTOR INDEPENDENCE

Mattel’s Corporate Governance Guidelines include the following provision with regard to director independence:

The Board will have a majority of directors who are independent, as contemplated by the rules of the New York Stock Exchange. The Board believes that as a matter of policy the Board should consist primarily of independent directors, with the one exception of the Chief Executive Officer.

The Company has adopted the following standards for determining if a director is independent:

A director will not be considered independent if:

(i) he or she is an employee, or has an immediate family member that is an executive officer, of the Company, until three years after the end of such employment relationship, provided that employment as an interim Board Chair or Chief Executive Officer shall not disqualify a director from being considered independent following that employment;

(ii) he or she receives, or has an immediate family member that receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), until three years after he or she ceases to receive more than $100,000 per year in such compensation, provided that compensation received by a director for former service as an interim Board Chair or Chief Executive Officer, and compensation received by an immediate family member for service as a non-executive employee of the Company, need not be considered in determining independence under this test;

(iii) he or she is affiliated with or employed by, or has an immediate family member that is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company, until three years after the end of the affiliation or the employment or auditing relationship;

(iv) he or she is employed, or has an immediate family member that is employed, as an executive officer of another company where any of the Company’s present executives serve on that other company’s compensation committee, until three years after the end of such service or the employment relationship; or

(v) he or she is an executive officer or an employee, or has an immediate family member that is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, until three years after falling below such threshold.

These standards shall be applied in a manner consistent with, and the definition of “immediate family member” shall be as set forth in, Section 303(A)(2)(b) of the rules of the New York Stock Exchange (“Section 303(A)(2)(b)”). A director that, under Section 303A(2)(b), is presumed not to be independent, is not considered independent.

The ownership of stock in the Company by directors is encouraged, and the ownership of a substantial amount of stock is not in itself a basis for a director to be considered as not independent.

A-1

APPENDIX B

DIRECTOR NOMINATIONS POLICY

The Director Nominations Policy has been adopted by the Governance and Social Responsibility Committee of the Mattel, Inc. (“Mattel”) Board of Directors. The purpose of the Director Nominations Policy is to describe the methodology for selecting the candidates that are included in the Board’s recommended slate of director nominees. The Director Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of Mattel’s director nominations process. The Governance and Social Responsibility Committee intends to review the Director Nominations Policy at least annually and anticipates that modifications may be necessary from time to time as Mattel’s needs and circumstances evolve, and as applicable legal or listing standards change. The Governance and Social Responsibility Committee may amend the Director Nominations Policy at any time, in which case the most current version will be available in the “Corporate Governance” section of Mattel’s corporate website.

Qualifications of Nominees

The Governance and Social Responsibility Committee evaluates potential nominees for election to the Board of Directors on the basis of the entirety of their credentials and in light of the criteria set forth below.

Each nominee should possess at least the following qualifications, as determined in the judgment of the Governance and Social Responsibility Committee:

•	an outstanding record of professional accomplishment in his or her field of endeavor;

•	a high degree of professional integrity, consistent with Mattel’s values;

•

willingness and ability to represent the general best interests of all of Mattel’s stockholders and not just one particular stockholder or constituency, including a commitment to enhancing stockholder value; and

•

willingness and ability to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and no commitments that would, in the Governance and Social Responsibility Committee’s judgment, interfere with or limit his or her ability to do so.

In addition, it is desirable that nominees possess the following skills, experiences or qualities, as determined in the judgment of the Governance and Social Responsibility Committee:

•

skills and experiences relevant to Mattel’s business, operations or strategy. These skills and experiences might include, among other things, experience in senior management of a large consumer products or multinational company; and/or senior level expertise in one or more of the following areas: finance, accounting, law, strategy and business development, operations, sales, marketing, international business, information technology and/or public relations;

•

qualities that help the Board achieve a balance of a variety of knowledge, experience and capability on the Board and an ability to contribute positively to the collegial and collaborative culture among Board members; and

•

qualities that contribute to the Board’s overall diversity—diversity being broadly construed to mean a variety of opinions, perspectives, professional and personal experiences and backgrounds, as well as other differentiating characteristics.

The issue of whether the nominee would be an independent director of Mattel is also considered, in the context of the overall independence of Mattel’s Board and the independence of the committees of the Board.

Internal Process for Identifying Candidates

The Governance and Social Responsibility Committee, on a periodic basis, solicits ideas for possible candidates from a number of sources, including members of the Board, individuals personally known to the members of the Board, research undertaken by or on behalf of the Committee and professional search firms. The Committee also considers recommendations and nominations made by stockholders, as described below. The Committee evaluates candidates using the same criteria regardless of the source of the candidacy.

Pursuant to its Charter, the Governance and Social Responsibility Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and has the sole authority to approve such search firm’s fees and the other terms of such search firm’s engagement. If the Governance and Social Responsibility Committee retains such a search firm, the firm may be asked to identify possible candidates who meet the minimum and desired qualifications expressed in the Director Nominations Policy, to preliminarily interview and screen such candidates (including conducting appropriate background and reference checks), and to act as a liaison among the Board, the Governance and Social Responsibility Committee and each candidate during the screening and evaluation process. In addition to or in lieu of such a search firm, the Committee may determine that its own members, other directors, Mattel personnel or other third parties should perform some or all of the screening functions. The Committee may also determine to interview or have a subcommittee interview one or more potential candidates.

Nominations and Recommendations by Stockholders

The Governance and Social Responsibility Committee considers stockholder nominations of possible candidates for Board membership that are submitted properly pursuant to the advance notice and director qualification provisions of Mattel’s Bylaws and applicable law, as well as recommendations made by stockholders as described below. In evaluating such nominations and recommendations, the Governance and Social Responsibility Committee applies the same criteria as are used for evaluating candidates generally, as described above under the subheading “Qualifications of Nominees.”

Any stockholder of Mattel may nominate one or more persons for election as a director of Mattel at an annual meeting of stockholders if the stockholder complies with the advance notice and director qualification provisions for such nomination contained in Mattel’s Bylaws and applicable law. The required notice should be sent to: Secretary, Mail Stop M1-1516; Mattel, Inc.; 333 Continental Boulevard; El Segundo, CA 90245-5012.

Any stockholder of Mattel may also recommend one or more persons for nomination by the Board for election as a director by sending to the Governance and Social Responsibility Committee the name of such recommended nominee, as well as a detailed statement explaining why such person is making such recommendation. Any such recommendation should be sent in compliance with the timing outlined in Mattel’s Bylaws for the making of nominations and must include all information that would be required for such stockholder to nominate such person for election to Mattel’s Board in connection with Mattel’s Bylaws and applicable law. Such recommendation should be sent to: Governance and Social Responsibility Committee, c/o Secretary, Mail Stop M1-1516; Mattel, Inc.; 333 Continental Boulevard; El Segundo, CA 90245-5012.

Any nomination made by a stockholder in accordance with Mattel’s Bylaws and applicable law and any recommendation made by a stockholder as set forth above is referred to the Governance and Social Responsibility Committee, and any materials provided by the stockholder in connection with such a nomination or recommendation are forwarded to the Governance and Social Responsibility Committee.

APPENDIX C

GOLDEN PARACHUTE POLICY

Mattel, Inc. (the “Company”) will not enter into a Severance Agreement with a senior executive of the Company that provides for Benefits in an amount exceeding 299% of the sum of such senior executive’s base salary plus annual bonus, unless such Severance Agreement has been submitted to a stockholder vote. Further, unless such Severance Agreement has been submitted to a stockholder vote, the Company will not enter into a Severance Agreement that provides for the payment of Benefits to a senior executive of the Company triggered by (i) a Change in Control of the Company that is approved by stockholders but not completed or (ii) a completed Change in Control of the Company in which the senior executive remains employed in a substantially similar capacity by the successor entity.

As used herein, “Severance Agreement” means an employment, severance or other agreement (together with any modification or amendment of any such agreement) that provides for the payment of Benefits to a senior executive of the Company triggered by (i) the termination of such executive’s employment or (ii) a Change in Control of the Company.

As used herein, “Benefits” means severance amounts payable in cash or stock to a senior executive of the Company (including amounts payable for the uncompleted portion of an employment term), including both lump-sum payments and the estimated present value of any periodic payments of cash or stock, consulting fees or cash perquisites paid following the date of termination of such executive’s employment; provided, that the term “Benefits” does not include (i) retirement benefits earned or accrued under qualified or non-qualified retirement plans, (ii) the value of accelerated vesting of, or payments with respect to, any outstanding equity-based award granted prior to termination of such executive’s employment or the extension of an exercise period with respect to any such award, (iii) payments intended to neutralize the impact of Section 4999 of the Internal Revenue Code on such executive, or (iv) compensation and benefits earned, accrued or otherwise provided with respect to services rendered prior to the date of termination of such executive’s employment.

As used herein, “Change in Control” means (i) the acquisition by any person, entity or group (together with any affiliates thereof) of direct or indirect beneficial ownership of or the right to vote more than 50% of the voting securities of the Company, or (ii) any merger, consolidation or other business combination of the Company with or into any other entity, recapitalization, spin-off, distribution or any other similar transaction, whether in a single transaction or series of related transactions, where the beneficial owners of the voting securities of the Company prior to such transaction, taken together with their affiliates, cease to beneficially own at least 50% of the voting power of the voting securities of the entity surviving or resulting from such transaction (or the ultimate sole parent thereof) (such ownership being based solely on the voting securities beneficially owned by such persons immediately prior to such event).

As used herein, “senior executive” shall have the meaning given to the term “executive officer” in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

The Board delegates to the Compensation Committee exclusive authority to make determinations regarding the interpretation of the provisions of this policy, in its sole discretion, including, without limitation, the determination of the value of any non-cash items, as well as the present value of any cash or non-cash benefits payable over a period of time. Such determinations shall be conclusive and binding upon all persons.

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APPENDIX D

MATTEL, INC.

RELATED PARTY TRANSACTIONS POLICY

The Board of Directors of Mattel, Inc. (the “Company”), acting upon the recommendation of its Audit Committee (the “Committee”), has adopted the following policy with regard to Related Party Transactions, as defined below.

Policy. All Related Party Transactions are prohibited, unless approved or ratified by the Committee in accordance with this Policy. A Related Party Transaction entered into without pre-approval of the Committee shall not be deemed to violate this Policy, or be invalid or unenforceable, so long as the transaction is brought to the Committee as promptly as reasonably practical after it is entered into. Every Related Party Transaction to which the Company or any of its subsidiaries or affiliates is a party shall be deemed to include as a condition that it be approved in accordance with this Policy.

Background. The Company’s Code of Conduct (the “Code of Conduct”) applies to all employees, and certain provisions of the Code of Conduct also apply to members of the Company’s Board of Directors, in their capacity as such (“Directors”), as set forth in the Code of Conduct. The Code of Conduct provides certain guidelines and procedures concerning actual and potential conflicts of interest. Pursuant to Item 404 of Regulation S-K issued by the Securities and Exchange Commission (the “SEC”), certain transactions between the Company and certain related persons need to be disclosed in the Company’s filings with the SEC. In addition, under Section 144 of the General Corporation Law of the State of Delaware, transactions between the Company and the Company’s directors and officers will not be void or voidable by virtue of this potential conflict of interest if, among other things, such transaction is approved by the affirmative votes of a majority of the disinterested directors on (a) the Board of Directors or (b) a duly authorized committee of the Board. Finally, SEC rules and New York Stock Exchange listing standards require the Board of Directors to assess whether relationships or transactions exist that may impair the independence of outside directors. This Policy is intended to provide guidance and direction on Related Party Transactions.

Definition. A “Related Party Transaction” includes the following:

•

Any transaction or relationship directly or indirectly involving a director (which term includes any director nominee), executive officer[1], person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock (a “5% shareholder”) or any person known by the Company to be an immediate family member (as defined under Item 404(a) of Regulation S-K) of any of the foregoing (a “Related Party”) that would need to be disclosed under Item 404(a) of Regulation S-K. A copy of Item 404(a) and the Instructions thereto are attached to this Policy as Attachment A.

•	Any material amendment or modification to an existing Related Party Transaction.

Notwithstanding the foregoing, the following shall not be Related Party Transactions:

•	Indemnification pursuant to the Company’s Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws or pursuant to any agreement or instrument; or

1 “Executive officer” has the meaning used in Rule 3b-7 under the Securities Exchange Act of 1934.

D-1

•	Any transaction that involves the providing of compensation to a director or executive officer for their services in that capacity.

Identification of Potential Related Party Transactions. Related Party Transactions will be brought to management’s and the Board’s attention in a number of ways. As a general matter, pursuant to the Company’s Code of Conduct, any employee or director who has a question about a potential conflict of interest is instructed to discuss the matter with supervisors, the Human Resources Department or the Law Department. In addition, each of the Company’s directors and executive officers completes a questionnaire on an annual basis designed to elicit information about any potential Related Party Transactions, and is also instructed and periodically reminded of their obligation to inform the Law Department of any potential Related Party Transactions.

Any potential Related Party Transactions that are brought to the Company’s attention are analyzed by the General Counsel, in consultation with other members of management and with outside counsel, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a Related-Party Transaction requiring compliance with this Policy.

Review and Approval of Related Party Transactions. The Committee will be provided with the details of each new existing or proposed Related Party Transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to the Company and to the relevant Related Party. In determining whether to approve a Related Party Transaction, the Committee will consider, among other factors, the following factors to the extent relevant to the Related Party Transaction:

•	whether the terms of the Related Party Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a Related Party;

•	whether there are business reasons for the Company to enter into the Related Party Transaction;

•	whether the Related Party Transaction would impair the independence of an outside director; and

•

whether the Related Party Transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or other Related Party, the direct or indirect nature of the director’s, executive officer’s or other Related Party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

Any member of the Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the Related Party Transaction, but may, if so requested by the Chairperson of the Committee, participate in some or all of the Committee’s discussions of the Related Party Transaction.

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APPENDIX E

Mattel Incentive Plan

Article I

Establishment, Purpose, and Effective Date

This Mattel Incentive Plan (the “Plan”) is established by Mattel, Inc., a Delaware corporation (“Mattel”), for the purposes of focusing employees on financial measures, linking compensation to the business performance of Mattel and attracting and retaining highly qualified employees. The Plan is a new plan for employees of Mattel and its subsidiaries. It replaces the 2002 Mattel Management Incentive Plan for Performance Periods beginning after May 18, 2007 (the “Effective Date”)

It is Mattel’s intent that bonuses paid under this Plan may be designed to be deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (collectively, the “Code”).

Article II

Definitions

2.1 Board. “Board” shall mean the Board of Directors of Mattel.

2.2 Bonus. “Bonus” shall mean a cash payment under this Plan.

2.3 Bonus Opportunity. “Bonus Opportunity” shall mean the opportunity to receive a Bonus, subject to all applicable terms and conditions.

2.4 Business Criteria. “Business Criteria” shall mean the Business Criteria set forth in Section 3.1(b) on which the Performance Objectives may be based.

2.5 Change in Control. “Change in Control” shall mean the occurrence of any of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of Mattel (the “Outstanding Mattel Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of Mattel entitled to vote generally in the election of directors (the “Outstanding Mattel Voting Securities”); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change in Control: (1) any acquisition directly from Mattel or any entity controlled by Mattel, (2) any acquisition by Mattel or any entity controlled by Mattel, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Mattel or any entity controlled by Mattel, (4) any acquisition by a Person of 20% of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities as a result of an acquisition of common stock of Mattel by Mattel or any entity controlled by Mattel that, by reducing the number of shares of Outstanding Mattel Common Stock, increases the proportionate number of shares beneficially owned by such Person to 20% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities; provided, however, that if a Person shall become the beneficial owner of 20% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities by reason of share acquisitions by Mattel or any entity controlled by Mattel as described above and shall, after such share acquisitions by Mattel or any entity controlled by Mattel, become the beneficial owner of any additional shares of common stock of Mattel, then such acquisition shall constitute a Change in Control or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section; or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Mattel’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation by Mattel of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Mattel or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Mattel or all or substantially all of Mattel’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of Mattel or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding share of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of Mattel of a complete liquidation or dissolution of Mattel.

2.6 CIC Period. “CIC Period” shall have the meaning given in Article VII.

2.7 Code. “Code” shall have the meaning given in Article I.

2.8 Committee. “Committee” shall have the meaning given in Section 6.1 below.

2.9 Company. “Company” shall mean Mattel and its subsidiaries.

2.10 Effective Date. “Effective Date” shall have the meaning given in Article I.

2.11 Mattel. “Mattel” shall have the meaning given in Article I.

2.12 NOPAT. “NOPAT” shall have the meaning given in Section 3.1(b).

2.13 Outside Director. “Outside Director” shall have the meaning set forth in the regulations and rulings promulgated under Code Section 162(m).

2.14 Participant. “Participant” shall mean an employee of the Company who has been selected to participate in the Plan by the Committee pursuant to Section 3.1(a).

2.15 Performance Objectives. “Performance Objectives” shall have the meaning given in Section 3.1(b).

2.16 Performance Period. “Performance Period” shall mean a period for which Bonus Opportunities may be awarded.

2.17 Plan. “Plan” shall have the meaning given in Article I.

2.18 QPBC. “QPBC” shall mean “qualified performance-based compensation” within the meaning set forth in the regulations and rulings promulgated under Code Section 162(m).

Article III

Eligibility and Benefits

3.1 Eligible Employees; Standards.

(a) Employees of the Company shall be eligible to be Participants in the Plan. The Committee shall determine which such employees shall be Participants in the Plan.

(b) Each Bonus Opportunity shall be subject to such terms and conditions as the Committee shall establish, which shall include the amount of the Bonus to be paid based upon the attainment of one or more performance objectives (each, a “Performance Objective”). For any Bonus that is intended to be QPBC, each Performance Objective under the corresponding Bonus Opportunity shall be based on one or more of the following business criteria (the “Business Criteria”) with respect to (i) Mattel, (ii) Mattel’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (iii) Mattel’s brands, groups of brands or specific brands: net operating profit after taxes (“NOPAT”); NOPAT less a capital charge; revenue; earnings per share; earnings per share before or after funding for some or all of Mattel’s incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; return on equity less a capital charge; cash flow return on investment; return on invested capital or assets; return on invested capital or assets less a capital charge; stock value; return on capital employed; return on capital employed less a capital charge; total stockholder return; earnings before interest and taxes (“EBIT”); earnings before interest, taxes and amortization (“EBITA”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income before interest and taxes; operating income before interest, taxes and amortization; operating income before interest, taxes, depreciation and amortization; cash generation; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; non-interest income; change in working capital; gross margins; and objectively determinable strategic initiatives. For any Bonus that is not intended to be QPBC, the Performance Objectives under the corresponding Bonus Opportunity may be based upon any of the foregoing Business Criteria and/or upon other standards, including without limitation individual performance goals and personal contributions to the Company’s business.

Article IV

Section 162(m) Bonuses

4.1 QPBC. The Committee, in its discretion, may determine whether any Bonus is intended to be QPBC, and may take such actions which it may deem necessary to ensure that such Bonus will so qualify.

4.2 Performance Objectives. With respect to any Bonus that the Committee determines should be QPBC:

(a) the Performance Objectives shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Objectives relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; provided, further, that in no event shall the Performance Objectives be established after 25% of the period of service (as scheduled in good faith at the time the Performance Objectives are established) has elapsed; and

(b) before the Bonus is paid to the applicable Participant, the Committee must certify in writing (which may take the form of a certification in minutes of the Committee or a resolution) that the Performance Objectives and any other material terms were satisfied; and

(c) the Performance Objectives must be based on an objective formula or standard.

4.3 Compliance with Code Section 162(m). Performance Objectives relating to a Bonus intended to be QPBC shall be drafted and implemented in a manner consistent with Code Section 162(m). Furthermore, notwithstanding any other provision of the Plan, Bonuses that are intended to be QPBC shall be subject to any additional limitations set forth in Code Section 162(m) or any regulations or rulings promulgated thereunder that are requirements for qualification as QPBC, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

4.4 Limited Discretion. The Committee shall have authority to exercise discretion in determining the amount of the Bonus Opportunity granted to each Participant at the beginning of a Performance Period, subject to the maximum Bonus amount set forth in Section 4.5. However, once a Bonus Opportunity is established pursuant to Section 4.2 for a Bonus that is intended to be QPBC, the Committee shall not have any discretion to increase the amount of that Bonus over the amount that would otherwise be due based upon the established terms of the Bonus Opportunity or to modify the applicable Performance Objectives (other than pursuant to automatic objectively determinable adjustments established at the time the Performance Objectives were established), to the extent the existence or exercise of such discretion is inconsistent with the requirements for QPBC. In determining the amount of any Bonus that is intended to be QPBC, the Committee shall have the right to reduce (but not to increase) the amount of the Bonus as compared to the amount applicable payable based on the Performance Objective, to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance.

4.5 Maximum Bonus. The maximum Bonus payable to any Participant under the Plan with respect to any Performance Period that lasts one year shall be $5,000,000; and the maximum Bonus payable under the Plan to any Participant with respect to any Performance Period that lasts more or less than one year shall be (i) $5,000,000 times (ii) a fraction, the numerator of which is the number of days in the Performance Period and the denominator of which is 365. In no event may one Participant be awarded (i) more than one Bonus Opportunity for any one Performance Period or (ii) Bonus Opportunities for overlapping Performance Periods.

4.6 Stockholder Approval. Notwithstanding any provision in the Plan to the contrary, no Bonuses intended to be QPBC shall be paid under the Plan unless and until the stockholders of Mattel approve the Plan and the material terms of its Performance Objectives as required by Code Section 162(m). So long as the Plan shall not have been previously terminated by Mattel, to the extent Mattel determines that the Bonus relating to any Bonus Opportunity established under the Plan more than five years after Mattel stockholders’ initial approval of the Plan shall continue to be intended to be QPBC, the Plan and the material terms of its Performance Objectives shall be resubmitted for approval of the stockholders of Mattel no later than the fifth year after it shall have first been approved by the stockholders of Mattel and every fifth year thereafter.

Article V

Payment of Benefits

5.1 Form of Payment. Bonuses under the Plan may be paid in cash or its equivalent, as determined by the Committee in its sole discretion.

5.2 Designation of Beneficiary. In the event of the death of a Participant after the completion of a Performance Period for a Bonus but before the Bonus is paid, the Bonus (if any) shall be paid to the Participant’s surviving spouse or, if the Participant does not have a surviving spouse, to the Participant’s estate.

5.3 Payees under Legal Disability. If the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Committee may have the payment (if any) made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee. Any such payment shall be a payment for the benefit of the payee and shall be a complete discharge of any liability under the Plan to the payee.

5.4 Payment of Bonuses.

(a) Unless otherwise directed by the Committee, each Bonus shall be paid no later than the 15th day of the third month following the end of the calendar year in which the applicable Performance Period ends.

(b) Subject to Section 5.2 and Article VII, unless otherwise specifically determined by the Committee or otherwise provided for in an employment agreement with the Company, a Participant shall be entitled to payment of a Bonus under the Plan only if the Participant is an active employee of the Company on the date of payment; provided, however, that for a Participant who is on a leave of absence on the date of payment, Mattel’s senior executive of Human Resources or his delegate shall have the discretion to determine the requirements for such Participant’s return to active employee status in order to receive the payment and the timing of such payment.

(c) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of his or her surviving spouse or, if there is no surviving spouse, to the address of his or her estate). Each Participant shall be responsible for furnishing Mattel with his or her current address and the address of his or her spouse, if any.

5.5 Entitlement to Bonuses. Nothing contained in this Article V shall give a Participant greater rights to any Bonus than is specified in the applicable Bonus Opportunity approved by the Committee and any applicable employment agreement between Mattel and the Participant. Specifically, if the

Bonus Opportunity provides that a Participant’s Bonus is forfeited upon termination of employment (whether by reason of death, disability, or otherwise), and no applicable employment agreement provides otherwise, no Bonus will become payable by reason of the operation of this Article V.

Article VI

Plan Administration

6.1 Committee. Authority to administer the Plan shall be vested in a committee (the “Committee”) designated by the Board, consisting of at least two members, all of whom are Outside Directors. As of the Effective Date, the Compensation Committee of the Board shall serve as the Committee.

6.2 Administrative Powers. The Committee shall have all powers necessary to administer the Plan. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and discretionary authority:

(a) To designate agents to carry out responsibilities relating to the Plan;

(b) To administer, interpret, and answer all questions which may arise under this Plan;

(c) To establish rules and procedures for the conduct of its business and for the administration of the Plan;

(d) To select and engage consultants, accountants, attorneys or other professionals or experts to render service or advice with regard to any responsibility the Committee has under the Plan, and (with Mattel, its Board of Directors and its officers) to rely upon the advice or opinions of any such persons, to the extent permitted by law, being fully protected in acting and relying thereon in good faith; and

(e) To perform or cause to be performed such further acts as it may deem necessary or appropriate in the administration of the Plan.

All determinations and actions by the Committee relating to the Plan will be binding upon all parties, to the maximum extent permitted by law.

6.3 Indemnification.

(a) To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and of the Board against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under the Plan. This indemnity shall not apply if the individual:

(i) Acted fraudulently or in bad faith in the performance of his or her duties; or

(ii) Fails to assist the Company in defending against the claim.

(b) Mattel shall have the right to select counsel and to control the prosecution or defense of the suit.

(c) The Company shall not be required to indemnify any person for any amount incurred through settlement of any action unless Mattel consents in writing to the settlement.

Article VII

Change in Control

In the event of a Change in Control, each Participant who is employed by the Company immediately before such Change in Control occurs shall be paid, within 30 days after the Change in Control, (i) any unpaid Bonuses to which the Participant is entitled with respect to any Performance Periods that ended on or before the date of the Change in Control, and (ii) an interim cash payment with respect to each Performance Period that includes the date of the Change in Control (a “CIC Period”) equal to the full amount that such Participant would have received under the Plan with respect to the CIC Period as if the target-level Performance Objectives (as established by the Committee pursuant to Section 3.1(b) hereof) for the CIC Period had been achieved, without pro-ration. Notwithstanding the foregoing, in the case of a Participant who is a party to any individual agreement under which the Participant is or may become entitled to a Bonus with respect to the CIC Period, Mattel or its successor may make the right of such Participant to receive such interim cash payment conditional upon the execution by such Participant of a waiver of the right to receive such payments under the individual agreement to the extent they would duplicate such interim cash payment. For purposes of the maximum Bonus provision of Section 4.5 above, each CIC Period shall be considered to end on the date of the Change in Control, rather than on the originally scheduled end date of the CIC Period, unless Mattel or its successor, as applicable, complies with the next sentence. If Mattel or its successor, as applicable, expressly provides that (A) the Bonus Opportunity with respect to a CIC Period will remain in effect through its originally scheduled end date, without amendment adverse to the Participant, and (B) that the limited discretion to reduce the Bonus pursuant to Section 4.4 above will not be exercised, then for purposes of the maximum Bonus provision of Section 4.5 above, the CIC Period will be considered to end on its originally scheduled end date, and any amounts that thereafter become payable to a Participant under the Plan with respect to the CIC Period, shall be reduced, but not below zero, by the amount of such interim payment to such Participant.

Article VIII

Miscellaneous Matters

8.1 Amendment and Termination. Mattel expects the Plan to be permanent, but since future conditions affecting Mattel cannot be anticipated or foreseen, Mattel reserves the right to amend, modify, or terminate the Plan at any time by action of the Board or the Committee. Notwithstanding the foregoing, no amendment or termination of the Plan pursuant to an action of the Board or the Committee (a) taken after a Change in Control, (b) taken before a Change in Control but at the request of a party seeking to effect a Change in Control, or (c) otherwise taken in anticipation of a Change in Control, may adversely affect the rights of any Participant with respect to Bonus Opportunities for the CIC Period and Performance Periods beginning before the date of that Change in Control without that Participant’s written consent, including without limitation such rights under Article VII.

8.2 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily.

8.3 No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give a participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time.

8.4 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

* * * * * * * * * * *

IN WITNESS WHEREOF, Mattel has caused this instrument to be executed.

MATTEL, INC.

By:
Name:	Alan Kaye
Title:	Senior Vice President, Human Resources
Dated as of [ ], 2007

Please note: This year’s Annual Meeting will be at a different location and a different time than last year’s!

ADMISSION POLICY

MATTEL, INC.

2007 Annual Meeting Of Stockholders

Friday, May 18, 2007

The Sheraton Gateway Hotel Los Angeles Airport

6101 West Century Boulevard, Los Angeles, California 90045

9:00 A.M., Los Angeles time (registration will begin at 8:00 A.M., Los Angeles time)

STOCKHOLDER NAME(S):
(PLEASE PRINT)

STOCKHOLDER ADDRESS:
(PLEASE PRINT)

IMPORTANT: Please bring this copy of the Admission Policy, with your name and address information filled in, to the Annual Meeting. Also, please note that in order to be admitted to the Annual Meeting, you must bring with you all of the items that are required pursuant to the Admission Policy. The Admission Policy is printed below and on the reverse side of this card. In addition, please note that you may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

ADMISSION POLICY FOR THE 2007 ANNUAL MEETING

Admission to the Annual Meeting is limited to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on March 30, 2007, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 30, 2006. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 30, 2007, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

(continued on reverse)

If you were a record holder of Mattel common stock as of the close of business on March 30, 2007, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 30, 2007.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 30, 2007, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you owned shares of Mattel common stock as of the close of business on March 30, 2007.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 30, 2007, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 30, 2007.

If you acquired your shares of Mattel common stock at any time after the close of the business on March 30, 2007, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after March 30, 2007, or (2) a brokerage account statement as of a date after March 30, 2007 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 30, 2007.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 30, 2007, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 30, 2007, and

•	Valid personal photo identification (such as a driver’s license or passport), and

•

If the stockholder whose proxy you hold was not a record holder of Mattel common stock as of the close of business on March 30, 2007, proof of the stockholder’s ownership of shares of Mattel common stock as of the close of business on March 30, 2007, in the form of (1) an original or a copy of the voting information form from the stockholder’s bank or broker with the stockholder’s name on it, or (2) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock as of the close of business on March 30, 2007.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000004

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 17, 2007.

			Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the United

    States, Canada & Puerto Rico any time on a touch tone

    telephone. There is NO CHARGE to you for the call.

  • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

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A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	01 - Michael J. Dolan	02 - Robert A. Eckert	03 - Dr. Frances D. Fergusson	04 - Tully M. Friedman
	05 - Dominic Ng	06 - Dr. Andrea L. Rich	07 - Ronald L. Sargent	08 - Dean A. Scarborough
	09 - Christopher A. Sinclair	10 - G. Craig Sullivan	11 - Kathy Brittain White		+

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

Instruction: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the Annual Meeting in connection with the election of directors. To specify different instructions with regard to cumulative voting, write your instructions below.

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the numbered box(es) below corresponding to the nominee(s) from whom you wish to withhold your vote.

01 - ☐	02 - ☐	03 - ☐	04 - ☐	05 - ☐
06 - ☐	07 - ☐	08 - ☐	09 - ☐	10 - ☐
11 - ☐

B Proposals — The Board of Directors recommends a vote FOR Proposals 2 - 4.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2007.	☐	☐	☐	3. Board adoption of director election majority voting standard and stockholder approval of amendment to Certificate of Incorporation eliminating cumulative voting.	☐	☐	☐
4. Approval of the Mattel Incentive Plan and the material terms of its performance goals.	☐	☐	☐

C Proposals — The Board of Directors recommends a vote AGAINST Proposals 5 - 8.

	For	Against	Abstain		For	Against	Abstain
5. Stockholder proposal regarding compensation of the top five members of management.	☐	☐	☐	6. Stockholder proposal to separate the roles of CEO and Chairman.	☐	☐	☐

7. Stockholder proposal regarding certain reports by the Board of Directors.	☐	☐	☐	8. Stockholder proposal regarding pay-for-superior -performance.	☐	☐	☐

IN ADDITION, THE PERSONS NAMED AS PROXIES HEREIN SHALL HAVE AUTHORITY TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING AMONG OTHER THINGS CONSIDERATION OF A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSES OF SOLICITING ADDITIONAL PROXIES FOR OR AGAINST A GIVEN PROPOSAL.

■	C 1234567890 J N T 1 U P X 0 1 2 5 0 0 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                        00OX4E

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS

The 2007 Annual Meeting of Stockholders of Mattel, Inc., will be held on Friday, May 18, 2007 at 9:00 a.m. (Los Angeles time), at the Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045. We will consider and act on the following items of business at the Annual Meeting:

1.	Election of eleven directors.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2007.

3.	Board adoption of director election majority vote standard and stockholder approval of amendment to Certificate of Incorporation eliminating cumulative voting.

4.	Approval of the Mattel Incentive Plan and the material terms of its performance goals.

5.	A stockholder proposal regarding compensation of the top five members of management.

6.	A stockholder proposal to separate the roles of CEO and Chairman.

7.	A stockholder proposal regarding certain reports by the Board of Directors.

8.	A stockholder proposal regarding pay-for-superior-performance.

9.	Such other business as may properly come before the Annual Meeting.

The Proxy Statement accompanying this Notice describes each of the items of business in more detail. The Board of Directors recommends a vote FOR each of the eleven nominees for director named in the Proxy Statement, a vote FOR the proposals described above in items 2 through 4 and a vote AGAINST the proposals described above in items 5 through 8.

If you were a holder of record of Mattel common stock at the close of business on March 30, 2007, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination at Mattel’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012, for any purpose germane to the Annual Meeting, by any stockholder during normal business hours for ten days prior to the Annual Meeting.

The Sheraton Gateway Hotel Los Angeles Airport is accessible to those who require special assistance. If you require special assistance, please call the hotel at (310) 642-1111.

By Order of the Board of Directors

Robert Normile, Secretary

El Segundo, California, April     , 2007

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Robert A. Eckert, Robert Normile and Tully M. Friedman, and each of them, as proxies with full power of substitution, to vote as designated on the reverse side, and in their discretion, on matters properly brought before the Annual Meeting of Stockholders to be held on May 18, 2007 and on matters incident to the conduct of the Annual Meeting, all of the shares of common stock of Mattel, Inc. which the undersigned has the power to vote at the Annual Meeting or any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. If specific instructions are indicated, this Proxy will be voted in accordance therewith.	+

If any of the nominees for director listed on the reverse side should be unavailable, the persons named as proxies herein may vote for substitute nominees at their discretion. If no direction to the contrary is indicated, this Proxy will be voted as follows:

FOR the election of all nominees for director listed on the reverse;

FOR Proposal 2 – the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2007;

FOR Proposal 3 – Board adoption of director election majority vote standard and stockholder approval of amendment to Certificate of Incorporation eliminating cumulative voting;

FOR Proposal 4 – approval of the Mattel Incentive Plan and the material terms of its performance goals;

AGAINST Proposal 5 – stockholder proposal regarding compensation of the top five members of management;

AGAINST Proposal 6 – stockholder proposal to separate the roles of CEO and Chairman;

AGAINST Proposal 7 – stockholder proposal regarding certain reports by the Board of Directors; and

AGAINST Proposal 8 – stockholder proposal regarding pay-for-superior-performance.

Unless a contrary direction is indicated, this Proxy will grant the persons named as proxies herein discretionary authority to cumulate votes in connection with the election of directors.

D Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Please mark the box to the right if you plan to attend the Annual Meeting.	☐

E Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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